EXHIBIT 10.101



                         CREDIT FACILITY AGREEMENT FOR

                                       A

                       U.S.$45,000,000 REDUCING REVOLVING
                                CREDIT FACILITY

                                     AND A

               U.S.$10,000,000 STANDBY LETTER OF CREDIT FACILITY

                                  BY AND AMONG

                          READING & BATES DRILLING CO.

                                      AND

                        READING & BATES EXPLORATION CO.,
                         AS JOINT AND SEVERAL BORROWERS

                                      AND

                          READING & BATES CORPORATION,
                                  AS GUARANTOR

                                      AND

                            THE LENDERS NAMED HEREIN

                                      WITH

                        CHRISTIANIA BANK OG KREDITKASSE
                      acting through its New York branch,
                                    AS AGENT



                         Dated as of November 16, 1995
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                                     INDEX


1     DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . .
      1.1   Defined Terms.  . . . . . . . . . . . . . . . . . . . . . .
      1.2   Construction. . . . . . . . . . . . . . . . . . . . . . . .
      1.3   Accounting Terms. . . . . . . . . . . . . . . . . . . . . .

2     REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . .

3     ADVANCES UNDER THE REVOLVING CREDIT FACILITY  . . . . . . . . . .
      3.1   (a)   Purpose.  . . . . . . . . . . . . . . . . . . . . . .
      3.2   Drawdown Notice.  . . . . . . . . . . . . . . . . . . . . .
      3.3   Effect of Drawdown Notices  . . . . . . . . . . . . . . . .
      3.4   Notation of Advances. . . . . . . . . . . . . . . . . . . .
      3.5   Allocation of Funds to the
               Standby Letter of Credit Facility. . . . . . . . . . . .

4     STANDBY LETTERS OF CREDIT . . . . . . . . . . . . . . . . . . . .
      4.1.  (a)   Purpose . . . . . . . . . . . . . . . . . . . . . . .
      4.2   Request for Issuance of Letter of Credit  . . . . . . . . .
      4.3   Effect of Letter of Credit Request  . . . . . . . . . . . .

5     CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . .
      5.1   General Conditions Precedent. . . . . . . . . . . . . . . .

6     INTEREST RATE HEDGE TRANSACTIONS/FOREIGN EXCHANGE TRANSACTIONS  .

7     REPAYMENT, REDUCTION AND PREPAYMENT . . . . . . . . . . . . . . .
      7.1   Repayment.  . . . . . . . . . . . . . . . . . . . . . . . .
      7.2   Scheduled Reductions of the Credit Facility.  . . . . . . .
      7.3   Prepayment, Reborrowing.  . . . . . . . . . . . . . . . . .
      7.4   Pro-rata Reduction of Commitments.  . . . . . . . . . . . .
      7.5   Optional  Permanent Reduction  or  Termination of  the Credit
            Facility  . . . . . . . . . . . . . . . . . . . . . . . . .

8     INTEREST AND RATE . . . . . . . . . . . . . . . . . . . . . . . .
      8.1   Interest Rate; Default Rate.  . . . . . . . . . . . . . . .
      8.2   Interest Periods. . . . . . . . . . . . . . . . . . . . . .
      8.3   Interest Payments.  . . . . . . . . . . . . . . . . . . . .
      8.4   Calculation of Interest.  . . . . . . . . . . . . . . . . .

9     PAYMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
      9.1   Place of Payments, No Set Off.  . . . . . . . . . . . . . .

10    REIMBURSEMENT OBLIGATIONS . . . . . . . . . . . . . . . . . . . .
      10.01 Agreement to Repay Letter of Credit Payments. . . . . . . .
      10.02 Standby Letter of Credit Participants.  . . . . . . . . . .
      10.03 Indemnities.  . . . . . . . . . . . . . . . . . . . . . . .

11    EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . .
      11.1    . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
      11.2  Indemnification.  . . . . . . . . . . . . . . . . . . . . .
      11.3  Application of Moneys.  . . . . . . . . . . . . . . . . . .

12    COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . .
      12.1    . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
      12.2  Valuation of the Rigs . . . . . . . . . . . . . . . . . . .
      12.3  Collateral Maintenance  . . . . . . . . . . . . . . . . . .
      12.4  Reduction of Collateral . . . . . . . . . . . . . . . . . .
      12.5  Inspection and Survey Reports . . . . . . . . . . . . . . .

13    EARNINGS ACCOUNT  . . . . . . . . . . . . . . . . . . . . . . . .

14    ASSIGNMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . .

15    ILLEGALITY, INCREASED COST, NON-AVAILABILITY, ETC.  . . . . . . .
      15.1. Illegality  . . . . . . . . . . . . . . . . . . . . . . . .
      15.2  Increased Cost  . . . . . . . . . . . . . . . . . . . . . .
      15.3  Determination of Losses . . . . . . . . . . . . . . . . . .
      15.4  Compensation for Losses . . . . . . . . . . . . . . . . . .

16    CURRENCY INDEMNITY  . . . . . . . . . . . . . . . . . . . . . . .
      16.1  Currency Conversion . . . . . . . . . . . . . . . . . . . .
      16.2  Change in Exchange Rate . . . . . . . . . . . . . . . . . .
      16.3  Additional Debt Due . . . . . . . . . . . . . . . . . . . .
      16.4. Rate of Exchange  . . . . . . . . . . . . . . . . . . . . .

17    FEES AND EXPENSES . . . . . . . . . . . . . . . . . . . . . . . .
      17.1  Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . .
      17.2  Expenses. . . . . . . . . . . . . . . . . . . . . . . . . .

18    APPLICABLE LAW, JURISDICTION AND WAIVER . . . . . . . . . . . . .
      18.1  Applicable Law  . . . . . . . . . . . . . . . . . . . . . .
      18.2  Jurisdiction  . . . . . . . . . . . . . . . . . . . . . . .
      18.3  WAIVER OF JURY TRIAL  . . . . . . . . . . . . . . . . . . .

19    THE AGENT . . . . . . . . . . . . . . . . . . . . . . . . . . . .
      19.1  Appointment of Agent  . . . . . . . . . . . . . . . . . . .
      19.2  Distribution of Payments  . . . . . . . . . . . . . . . . .
      19.3  Holder of Interest in Note  . . . . . . . . . . . . . . . .
      19.4  No Duty to Examine, Etc.  . . . . . . . . . . . . . . . . .
      19.5  Agent as Lender . . . . . . . . . . . . . . . . . . . . . .
      19.6  (a)   Obligations of Agent. . . . . . . . . . . . . . . . .
            (b)   No Duty to Investigate  . . . . . . . . . . . . . . .
      19.7  Discretion of Agent . . . . . . . . . . . . . . . . . . . .
      19.8  Assumption Regarding Event of Default . . . . . . . . . . .
      19.9  No Liability of Agent or Lenders  . . . . . . . . . . . . .
      19.10 Indemnification of Agent  . . . . . . . . . . . . . . . . .
      19.11 Consultation with Counsel . . . . . . . . . . . . . . . . .
      19.12 Resignation . . . . . . . . . . . . . . . . . . . . . . . .
      19.13 Representations of Lenders  . . . . . . . . . . . . . . . .
      19.14 Notification of Event of Default  . . . . . . . . . . . . .

20    NOTICES AND DEMANDS . . . . . . . . . . . . . . . . . . . . . . .
      20.1  Notices . . . . . . . . . . . . . . . . . . . . . . . . . .

21    MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . .
      21.1  Time of Essence . . . . . . . . . . . . . . . . . . . . . .
      21.2  Unenforceable, etc., Provisions - Effect  . . . . . . . . .
      21.3  References  . . . . . . . . . . . . . . . . . . . . . . . .
      21.4  Further Assurances  . . . . . . . . . . . . . . . . . . . .
      21.5  Prior Agreements, Merger  . . . . . . . . . . . . . . . . .
      21.7  Limitation of Liability . . . . . . . . . . . . . . . . . .
      21.8  Entire Agreement; Amendments  . . . . . . . . . . . . . . .
      21.9  Headings  . . . . . . . . . . . . . . . . . . . . . . . . .

  SCHEDULE

      1     The Lenders and the Commitments

  EXHIBITS

      A     Promissory Note
      B     Form of Drawdown Notice
      C     Form of Letter of Credit Request
      D     Form of Compliance Certificate
      E     Form of Assignment and Assumption Agreement

-----------------------------------------------------------------------------

                           CREDIT FACILITY AGREEMENT

      THIS CREDIT FACILITY AGREEMENT is made as of the 16th day of November, 1995, and is by and among:

      (1) Reading & Bates Drilling Co., a corporation incorporated under the laws of the State of Oklahoma ("R & B Drilling"), and Reading & Bates Exploration Co., a corporation incorporated under the laws of the State of Oklahoma ("R & B Exploration" and together with R & B Drilling, the "Borrowers");

      (2) Reading & Bates Corporation, a corporation incorporated under the laws of the State of Delaware (the "Guarantor");

      (3)   The banks  and financial institutions  whose names and  addresses
            are  set  out  in  Schedule   1  hereto  (each  a   "Lender"  and
            collectively, the "Lenders"); and

      (4) Christiania Bank og Kreditkasse, acting through its New York branch, as agent (the "Agent") for the Lenders.

                                WITNESSETH THAT:

  1   DEFINITIONS

  1.1       Defined  Terms.   In  this Agreement  the  words and  expressions
  specified below shall, except where the context otherwise requires, have the meanings attributed to them below:

  "Acceptable Accounting Firm"            Arthur  Anderson, L.L.P.,  or  such
                                          other   recognized    international
                                          accounting   firm   as   shall   be
                                          approved   by   the   Agent,   such
                                          approval  not  to  be  unreasonably
                                          withheld;

  "Adjusted Percentage"                   shall  have  the  meaning  ascribed
                                          thereto in Clause 10.02;

  "Advance(s)"                            means  any  amount advanced  to the
                                          Borrowers  with   respect  to   the
                                          Revolving  Credit Facility  or  (as
                                          the   context  may   require)   the
                                          aggregate   amount  of   all   such
                                          Advances   for   the   time   being
                                          outstanding;

  "Affiliate"                             means  with respect  to any Person,
                                          any   other  Person   directly   or
                                          indirectly controlled  by or  under
                                          common  control with  such  Person.
                                          For    the   purposes    of    this
                                          definition,  "control"  (including,
                                          with   correlative  meanings,   the

                                          terms  "controlled by"  and  "under
                                          common  control with")  as  applied
                                          to any Person means the  possession
                                          directly  or   indirectly  of   the
                                          power   to  direct   or  cause  the
                                          direction  of  the   management and
                                          policies  of  that  Person  whether
                                          through    ownership   of    voting
                                          securities   or  by   contract   or
                                          otherwise;

  "Agreement"                             this  Agreement  as the  same shall
                                          be     amended,     modified     or
                                          supplemented from time to time;

  "Applicable Rate"                       any   rate   of  interest   on  the
                                          Revolving   Credit  Facility   from
                                          time  to time  applicable  pursuant
                                          to Clause 8.1 hereof;

  "Approved Shipbroker"                   means      a      first      class,
                                          internationally          reputable,
                                          independent,   sale  and   purchase
                                          shipbroker  for  offshore  drilling
                                          rigs   as   shall   be   reasonably
                                          satisfactory  to  the   Agent  from
                                          time to time;

  "Arcade"                                means   Arcade   Drilling   AS,   a
                                          Norwegian    corporation   and    a
                                          Subsidiary of the Guarantor;

  "Assignment and
            Assumption Agreement(s)"      the   Assignment   and   Assumption
                                          Agreement(s)  executed pursuant  to
                                          Clause 14  hereof substantially  in
                                          the form of Exhibit E hereto;

  "Banking Day(s)"                        day(s) on which banks are open  for
                                          the    transaction  of business  of
                                          the   nature   required   by   this
                                          Agreement in Oslo,  Norway, London,
                                          England and New York, New York;

  "Base Rate"                             at any  time  means the  higher  of
                                          (i) the rate which is  1/2 of 1% in
                                          excess   of   the   Federal   Funds
                                          Effective  Rate and  (ii) the Prime
                                          Lending Rate;

  "Beneficiary"                           of  a  Standby  Letter  of  Credit,
                                          means any  Person to whom a Standby
                                          Letter of Credit  is issued by  the
                                          Letter of Credit Issuer;

  "Cash Flow Coverage Ratio"              means  for  the  prior four  fiscal
                                          quarters,    the   sum    of    the
                                          Guarantor's    consolidated     net
                                          income,  before  interest  expense,
                                          income     taxes,     depreciation,
                                          amortization  and   Lease  Expense,
                                          divided  by  the  sum  of  interest
                                          expense and Lease Expense;

  "Closing Date"                          means   the   date  on   which  the
                                          conditions precedent  set forth  in
                                          Clause  5  of this  Agreement shall
                                          have  been  satisfied or  waived by
                                          the Lenders;

  "Code" the Internal Revenue Code of 1986, as amended, any successor statute, and regulations promulgated thereunder;

  "Commitment Reduction"                  the   portion  of   the   Revolving
                                          Credit  Facility  which  is  to  be
                                          reduced  on  the   Reduction  Dates
                                          pursuant to Clause 7.2;

  "Commitment(s)"                         means    the    Revolving    Credit
                                          Facility   Commitment(s)  and   the
                                          Standby Letter  of Credit  Facility
                                          Commitment(s),  or   the  aggregate
                                          thereof, as the context requires;

  "Compliance Certificate"                has  the meaning  ascribed  thereto
                                          in Clause 12.1(A)(iv)(a) hereof;

  "Credit Facility"                       the  aggregate  of   the  Revolving
                                          Credit  Facility  and  the  Standby
                                          Letter of Credit Facility;

  "Credit Facility Period"                the  period commencing  on the date
                                          of this  Agreement to the date upon
                                          which  all amounts  owing under the
                                          Credit  Facility   and  all   other
                                          amounts due  to the  Agent and  the
                                          Lenders     pursuant    to     this
                                          Agreement,   the   Note   and   the
                                          Security      Documents      become
                                          repayable  and are  repaid in full,
                                          or are prepaid in full;

  "Default Rate"                          the  rate  per annum  equal  to the
                                          sum  of  the  Applicable Rate  plus
                                          two percent (2%);

  "Dollars" and the sign "$"              the   legal   currency,    at   any
                                          relevant  time  hereunder,  of  the
                                          United  States  of America  and, in
                                          relation     to    all     payments
                                          hereunder,   in  same   day   funds
                                          settled   through  the   New   York
                                          Clearing  House Interbank  Payments
                                          System (or such other Dollar  funds
                                          as   may   be  determined   by  the
                                          Lenders  to  be  customary for  the
                                          settlement  in  New  York  City  of
                                          banking  transactions of  the  type
                                          herein involved);

  "Drawdown Date(s)"                      the  dates,  each  being a  Banking
                                          Day  falling  not  later  than  one
                                          month  prior to  the Maturity Date,
                                          upon  which   the  Borrowers   have
                                          requested  that an  Advance be made
                                          available  as provided  by Clause 3
                                          hereof;

  "Drawdown Notice"                       shall  have  the  meaning  ascribed
                                          thereto in Clause 3.2 hereof;

  "Earnings Account"                      means  the  account   specified  in
                                          Clause 13  opened or  to be  opened
                                          with the Agent  in the name of  the
                                          Borrowers  in accordance  with  the
                                          General Assignments for the Rigs;

  "Environmental Approvals"               shall  have  the  meaning  ascribed
                                          thereto in Clause 2.1(n) hereof;

  "Environmental Claim"                   shall  have  the  meaning  ascribed
                                          thereto in Clause 2.1(n) hereof;

  "Environmental Laws"                    shall  have  the  meaning  ascribed
                                          thereto in Clause 2.1(n) hereof;

  "ERISA"                                 means   the   Employee   Retirement
                                          Income  Security  Act  of 1974,  as
                                          amended,   and    all   regulations
                                          thereunder.
  "ERISA Affiliate"                       means   each  trade   or   business
                                          whether    or     not    separately
                                          incorporated  which,  together with
                                          the  Guarantor,  would be  deemed a
                                          "single   employer"    within   the
                                          meaning of Section 4001 of ERISA;

  "Event(s) of Default"                   any  of  the  events   set  out  in
                                          Clause 11 hereof;

  "FMV"                                   has   the  meaning   set  forth  in
                                          Clause 12.1A(xvii);

  "Federal Funds Effective Rate"          means,    for   any    period,    a
                                          fluctuating  interest   rate  equal
                                          for each  day during such period to
                                          the  weighted average  of the rates
                                          on    overnight    Federal    Funds
                                          transactions  with members  of  the
                                          Federal Reserve System  arranged by
                                          Federal    Funds     brokers,    as
                                          published  for  such  day  (or,  if
                                          such day is  not a Banking Day, for
                                          the next preceding Banking Day)  by
                                          the  Federal  Reserve  Bank of  New
                                          York, or, if  such rate  is not  so
                                          published for  any day  which is  a
                                          Banking   Day,   the   average   of
                                          quotations  for  such  day on  such
                                          transactions received by  the Agent
                                          from  three Federal  Funds  Brokers
                                          of recognized standing  selected by
                                          the Agent;

  "GAAP"                                  shall  have  the  meaning  ascribed
                                          thereto in Clause 1.3 hereof;

  "General Assignments"                   assignments  in   respect  of   the
                                          earnings  of each Rig  from any and
                                          all sources,  to be executed by the
                                          respective  Borrowers in  favor  of
                                          the Agent;

  "Guarantor"                             Reading  &  Bates   Corporation,  a
                                          corporation organized  and existing
                                          under the  laws  of  the  State  of
                                          Delaware;

  "Guarantee"                             the   unconditional   guarantee  in
                                          respect  of the  obligations of the
                                          Borrowers under  this Agreement  to
                                          be  executed  by  the Guarantor  in
                                          favor of the Agent;

  "Indebtedness"                          means  with  respect to  any Person
                                          at   any  date   of   determination
                                          (without   duplication),  (i)   all
                                          indebtedness  of  such  Person  for
                                          borrowed     money,    (ii)     all
                                          obligations    of    such    Person
                                          evidenced  by  bonds,   debentures,
                                          notes     or      other     similar
                                          instruments, (iii)  all obligations
                                          of   such  Person   in  respect  of
                                          letters of credit or other  similar
                                          instruments              (including
                                          reimbursement   obligations    with
                                          respect    thereto),    (iv)    all
                                          obligations  of such  Person to pay
                                          the  deferred and  unpaid  purchase
                                          price  of  property   or  services,
                                          other than trade payables, (v)  all
                                          obligations    on    account     of
                                          principal of such Person as  lessee
                                          under capitalized leases,  (vi) all
                                          indebtedness   of   other   Persons
                                          secured by  a lien on  any asset of
                                          such  Person,  whether or  not such
                                          indebtedness  is  assumed  by  such
                                          Person;  provided that  the  amount
                                          of  such indebtedness  shall be the
                                          lesser  of  (a)  the  fair   market
                                          value of  such asset  at such  date
                                          of   determination  and   (b)   the
                                          amount of such  indebtedness, (vii)
                                          all indebtedness  of other  Persons
                                          guaranteed  by  such Person  to the
                                          extent    such    indebtedness   is
                                          guaranteed  by  such   Person,  and
                                          (viii) to the extent not  otherwise
                                          included  in this  definition,  the
                                          net   obligations  under   currency
                                          agreements   and    interest   rate
                                          agreements.      The    amount   of
                                          Indebtedness  of any  Person at any
                                          date  shall   be  the   outstanding
                                          balance   at   such  date   of  all
                                          unconditional    obligations     as
                                          described above  and, with  respect
                                          to   contingent   obligations,  the
                                          maximum    liability    upon    the
                                          occurrence   of   the   contingency
                                          giving  rise  to   the  obligation,
                                          provided     that    the     amount
                                          outstanding  at  any  time  of  any
                                          indebtedness  issued  with original
                                          issue  discount is  the face amount
                                          of  such   indebtedness  less   the
                                          remaining  unamortized  portion  of
                                          the  original  issue   discount  of
                                          such  indebtedness at  such time as
                                          determined   in   conformity   with
                                          GAAP;  and  provided  further  that
                                          Indebtedness shall not  include any
                                          liability   for   federal,   state,
                                          local or other taxes;

  "Indenture of Trust"                    the   indenture  of   trust  to  be
                                          executed by  the Indenture  Trustee
                                          and the Borrowers;

  "Indenture Trustee"                     Wilmington Trust Company;

  "Insurances Assignments"                assignments  in   respect  of   the
                                          insurances  of  each  Rig,  to   be
                                          executed    by    the    respective
                                          Borrowers in favor of the Agent;

  "Interest Payment Date"                 the  last  day  of  each   Interest
                                          Period  and, for  Interest  Periods
                                          longer than three months, that  day
                                          falling  every three  months  after
                                          the commencement thereof  until the
                                          end   of  such   Interest   Period;
                                          should  any  such  day   not  be  a
                                          Banking Day  the relevant  Interest
                                          Payment  Date  shall  be  the  next
                                          following Banking Day,  unless such
                                          next  following Banking  Day  falls
                                          in  the following  calendar  month,
                                          in   which   case    the   relevant
                                          Interest Payment Date shall be  the
                                          immediately preceding Banking Day;

  "Interest Period(s)"                    with  respect to  each Advance, any
                                          period  by  reference  to which  an
                                          interest    rate   is    determined
                                          pursuant to Clause 8.2 hereof;

  "Lease Expense"                         means  the  sum of  the Guarantor's
                                          consolidated   expense   associated
                                          with leases,  which leases  qualify
                                          as operating  leases in  accordance
                                          with GAAP;

  "Letter of Credit Issuer"               means    Christiania     Bank    og
                                          Kreditkasse,  acting   through  its
                                          New York branch;

  "Letter of Credit Request"              shall  have  the  meaning  ascribed
                                          thereto in Clause 4.2;

  "LIBOR" in relation to Interest Periods of one (1), three (3) or six (6) months, the offered rate (rounded upward to the nearest 1/16th of one percent) for deposits of Dollars for a period equivalent to such period at or about 11:00 a.m. (London time) on the second London Banking Day before the first day of such period as is displayed on Telerate page 3750 (British
                                          Bankers'    Association    Interest
                                          Settlement  Rates) (or  such  other
                                          page as may replace  such page 3750
                                          on  such  system  or  on any  other
                                          system  of the  information  vendor
                                          for  the  time being  designated by
                                          the  British  Bankers'  Association
                                          to  calculate   the  BBA   Interest
                                          Settlement Rate (as defined in  the
                                          British   Bankers'    Association's
                                          Recommended  Terms  and  Conditions
                                          ("BBAIRS"   terms)   dated   August
                                          1985)),  provided  that if  on such
                                          date no  such rate is so displayed,
                                          LIBOR for such period  shall be the
                                          rate quoted  to  the Agent  as  the
                                          offered   rate  for   deposits   of
                                          Dollars in an  amount approximately
                                          equal to the amount in relation  to
                                          which  LIBOR  is  to be  determined
                                          for  a  period  equivalent to  such
                                          period   by  prime   banks  in  the
                                          London  Interbank   Market  at   or
                                          about  11:00 a.m.  (London time) on
                                          the  second Banking  Day before the
                                          first day of such period;

  "Long Term Debt"                        means all long term obligations  of
                                          the Guarantor and  its consolidated
                                          subsidiaries  (including  the  long
                                          term  debt  of  Arcade),  excluding
                                          the  current  portion of  long term
                                          debt  and  the  obligations of  any
                                          direct  or indirect  subsidiary  of
                                          the  Guarantor (other  than  either
                                          of  the  Borrowers or  Arcade) that
                                          is  non-recourse to  the  Guarantor
                                          or  either  of  the Borrowers,  all
                                          according to GAAP;

  "Majority Lenders"                      Lenders  whose  Commitments  exceed
                                          fifty   percent  (50%)   of   total
                                          Commitments;

  "Margin"                                means    one   and    three-fourths
                                          percent (1.75%);

  "Materials of Environmental Concern"    shall have the meaning ascribed  in
                                          Clause 2.1(n) hereof;

  "Maturity Date"                         means  the  date  five  (5)   years
                                          after  the  date  of  the   Closing
                                          Date; except  that if  such day  is
                                          not  a  Banking  Day, the  Maturity
                                          Date  will  be  the next  following
                                          Banking  Day,   unless  such   next
                                          following Banking Day falls in  the
                                          following calendar month,  in which
                                          case  the  Maturity  Date shall  be
                                          the  immediately preceding  Banking
                                          Day;

  "Mortgages"                             the first preferred  mortgages with
                                          respect  to  each   Rig  registered
                                          under  United  States  flag  to  be
                                          executed    by    the    respective
                                          Borrowers  in  favor  of  Indenture
                                          Trustee;

  "New Debentures"                        means  the 8%  Senior  Subordinated
                                          Convertible   Debentures   of   the
                                          Guarantor due December 1998;

  "Note"                                  the  joint and  several  promissory
                                          note   to   be   executed  by   the
                                          Borrowers  to  the  order  of   the
                                          Agent  to  evidence  the  Revolving
                                          Credit  Facility  substantially  in
                                          the form of Exhibit A hereto;
  "Participant"                           shall  have  the  meaning  ascribed
                                          thereto in Clause 10.02;

  "Person"                                means    any    individual,    sole
                                          proprietorship,        corporation,
                                          partnership  (general or  limited),
                                          business    trust,    bank,   trust
                                          company,       joint       venture,
                                          association,  joint stock  company,
                                          trust   or   other   unincorporated
                                          organization,  whether  or   not  a
                                          legal entity, or any government  or
                                          agency  or  political   subdivision
                                          thereof;

  "Plan" means any multi-employer plan or single employer plan, as defined in Section 4001 and subject to
                                          Title   IV   of   ERISA  which   is
                                          maintained  or  at any  time during
                                          the five  calendar years  preceding
                                          the   effective   date    of   this
                                          Agreement   was    maintained   for
                                          employees  of  the Guarantor  or an
                                          ERISA Affiliate;

  "Prime Lending Rate"                    means  the  rate  which  the  Agent
                                          announces from  time to time as its
                                          prime  lending   rate,  the   Prime
                                          Lending Rate to change when and  as
                                          such  prime lending  rate  changes.
                                          (The   Prime  Lending   Rate  is  a
                                          reference   rate   and   does   not
                                          necessarily  represent  the  lowest
                                          or  best  rate actually  charged to
                                          any  customer.  The  Agent may make
                                          commercial loans or other loans  at
                                          rates  of  interest  at,  above  or
                                          below the Prime Lending Rate);

  "Reduction Date"                        means each of the  dates falling at
                                          intervals  of six  months after the
                                          Closing Date; if such day  is not a
                                          Banking  Day,  the  next  following
                                          Banking  Day,   unless  such   next
                                          following Banking Day falls in  the
                                          following calendar month,  in which
                                          case  the relevant  Reduction  Date
                                          shall be the  immediately preceding
                                          Banking Day;

  "Reimbursement Obligations"             means       the       reimbursement
                                          obligations  of the  Borrowers  set
                                          forth in Clause 10.01 hereof;

  "Revolving Credit Facility"             means    the    revolving    credit
                                          facility in the  original principal
                                          amount    of    $45,000,000    made
                                          available  to  the  Borrowers on  a
                                          joint  and several  basis  pursuant
                                          to  Clause  3,   as  the  same   is
                                          reduced  pursuant  to the  terms of
                                          this Agreement;

  "Revolving Credit
       Facility Commitments"              means,  in  relation  to a  Lender,
                                          the   portion  of   the   Revolving
                                          Credit  Facility set  out  opposite
                                          its name in  Schedule 1 or, as  the
                                          case   may  be,   in  any  relevant
                                          Assignment      and      Assumption
                                          Agreement, as reduced from time  to
                                          time pursuant to this Agreement;

  "Rigs"                                  means,   collectively,  the   semi-
                                          submersible  drilling   unit  "JACK
                                          BATES", owned  by R  & B  Drilling,
                                          and  the   jack-up  drilling   unit
                                          "D.R.  STEWART",  owned  by  R &  B
                                          Exploration,  each  duly documented
                                          under  the  laws and  flag  of  the
                                          United States;

  "Security Documents"                    the Guarantee,  the Mortgages,  the
                                          Indenture  of  Trust,  the  General
                                          Assignments,     the     Insurances
                                          Assignments,    and    any    other
                                          documents  that may  be executed as
                                          security  for the  Credit  Facility
                                          and the  Borrowers' obligations  in
                                          connection therewith;

  "Standby Letters of Credit"             means   the  Standby   Letters   of
                                          Credit  to be issued  by the Letter
                                          of    Credit    Issuer    to    the
                                          Beneficiaries    named    by    the
                                          Borrowers;

  "Standby Letter of Credit Facility"     means  that  portion of  the Credit
                                          Facility  in  an  aggregate  amount
                                          not  to  exceed  $10,000,000 to  be
                                          made  available  by  the Letter  of
                                          Credit Issuer to the Borrowers  and
                                          the  Guarantor   for  issuance   of
                                          Standby  Letters  of Credit  to the
                                          Beneficiaries  designated   by  the
                                          Borrowers pursuant to Clause 4;

  "Standby Letter of
       Credit Facility Commitment"        means in relation to a Lender,  the
                                          portion  of  the Standby  Letter of
                                          Credit  Facility set  out  opposite
                                          its name in Schedule  1 or, as  the
                                          case   may  be,   in  any  relevant
                                          Assignment      and      Assumption
                                          Agreement;

  "Subsidiary"                            is  defined  to mean,  with respect
                                          to any Person, (i) any  corporation
                                          more than  50%  of whose  stock  of
                                          any class  or classes having by the
                                          terms   thereof   ordinary   voting
                                          power to  elect a  majority of  the
                                          directors   of   such   corporation
                                          (irrespective  of  whether  at  the
                                          time stock of any class or  classes
                                          of  such corporation  shall have or
                                          might  have voting  power by reason
                                          of    the    happening    of    any
                                          contingency)  is at  the time owned
                                          by   such   Person    directly   or
                                          indirectly     and     (ii)     any
                                          partnership,   association,   joint
                                          venture  or  other entity  in which
                                          such     Person,    directly     or
                                          indirectly,  has  more  than a  50%
                                          equity interest at the time;

  "Taxes" any present or future income tax or other taxes, levies, duties, charges, fees, deductions or withholdings of any nature now or hereafter imposed, levied, collected, withheld or  assessed by
                                          any taxing authority whatsoever;

  "Total Assets"                          means  the  value  of  all  of  the
                                          assets   of  the   Guarantor  on  a
                                          consolidated   basis   using   book
                                          value  except  that the  Rigs shall
                                          be  included  in such  valuation at
                                          their FMVs  as determined  pursuant
                                          to  Clause   12.1A(xvii)  of   this
                                          Agreement;

  "Total Loss"                            means:

                                          (a)   the   actual,   constructive,
                                                arranged,     agreed,      or
                                                compromised total  loss of  a
                                                Rig;

                                          (b)   the requisition for  title or
                                                other compulsory  acquisition
                                                or   forfeiture  of   a   Rig
                                                otherwise       than       by
                                                requisition for hire;

                                          (c)   the     capture,     seizure,
                                                arrest,     detention      or
                                                confiscation of a Rig by  any
                                                government   or  by   persons
                                                acting or  purporting to  act
                                                on behalf  of any  government
                                                unless such  Rig be  released
                                                from  such capture,  seizure,
                                                arrest  or  detention  within
                                                ninety  (90) days  after  the
                                                occurrence thereof;

  "Transaction Documents"                 this  Agreement,  the Note  and the
                                          Security Documents;

  "Unpaid Drawing"                        shall  have  the  meaning  ascribed
                                          thereto in Clause 10.01;

  "Wholly-Owned"                          means,   with   respect    to   any
                                          Subsidiary  of  any   Person,  such
                                          Subsidiary  of  such Person  if all
                                          of the outstanding common stock  or
                                          other   similar  equity   ownership
                                          interests   in   such    Subsidiary
                                          (other    than    any    director's
                                          qualifying share or  investments by
                                          foreign   nationals   mandated   by
                                          applicable law)  is owned  directly
                                          or indirectly by such Person.

  1.2 Construction. Words importing the singular number only shall include the plural and vice versa. Words importing persons shall include companies, firms, corporations, partnerships, unincorporated associations and their respective successors and assigns.

  1.3 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles as in effect from time to time in the United States of America consistently applied ("GAAP") and all financial statements submitted pursuant to this Agreement shall be prepared in accordance with, and all financial data submitted pursuant hereto shall be derived from financial statements prepared in accordance with, GAAP with such adjustments as shall be necessary, and with which an Acceptable Accounting Firm concurs, to reflect any differences between the stated assumptions made in preparing such financial statements and actual events.

  2   REPRESENTATIONS AND WARRANTIES

  2.1 In order to induce the Lenders and the Agent to enter into this Agreement and to make the Revolving Credit Facility and Standby Letter of Credit Facility available, the Borrowers and the Guarantor hereby jointly and severally represent and warrant that:

     (a) Due Organization and Power. Each of the Borrowers and the Guarantor is duly organized and validly existing in good standing under the laws of its respective jurisdiction of incorporation, has duly qualified and is authorized to do business as a foreign corporation in each jurisdiction wherein the nature of the business transacted thereby makes such qualification necessary, has full power to carry on its business as now being conducted and to enter into and perform its respective obligations under the Transaction Documents to which it is or is to be a party, and has complied with all statutory, regulatory and other requirements relative to such business and such agreements the noncompliance with which could reasonably be expected to have a material adverse effect on its business, assets or operations, financial or otherwise;

     (b) Authorization and Consents. All necessary corporate action has been taken to authorize, and all necessary consents and authorities, including any governmental approvals, have been obtained and remain in full force and effect to permit the Borrowers and the Guarantor to enter into and perform their respective obligations under the Transaction Documents and, in the case of the Borrowers, to borrow, service and repay the Advances and to reimburse amounts owed in respect of the Standby
  Letters of Credit and, as of the date of this Agreement, no further consents or authorities are necessary for the service and repayment of the Advances or any part of any thereof or the reimbursement of amounts owed in respect of the Standby Letters of Credit, or any part thereof;

     (c) Binding Obligations. The Transaction Documents constitute or, when executed and delivered, will constitute, legal, valid and binding obligations of such of the Borrowers and the Guarantor as is a party thereto enforceable against each thereof as is a party thereto in accordance with their terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting generally the enforcement of creditors' rights and general equitable principles;

     (d) No Violation. The execution and delivery of, and the performance of the provisions of, the Transaction Documents by each of the Borrowers and the Guarantor as is a party thereto, do not, and will not during the term of this Agreement, contravene any applicable law or regulation existing at the date hereof or any contractual restriction binding on any thereof or the articles of incorporation or by-laws (or equivalent document) of any thereof;

     (e) Litigation. Except as otherwise disclosed in writing to the Agent on or before the date hereof, no action, suit or proceeding is pending or threatened against either of the Borrowers or the Guarantor before or by any court, board of arbitration or administrative agency which if adversely determined would result in a material adverse change in the business or condition (financial or otherwise) of the either of Borrowers or the Guarantor or prevent either of the Borrowers or the Guarantor from performing any of its obligations under the Transaction Documents;

     (f) No Default. Neither the Guarantor nor either of the Borrowers is in default under any material agreement by which it is bound, nor is any thereof in default in respect of any material financial commitment or obligation;

     (g)   Rig Ownership, Classification, Seaworthiness and Insurance.

            (i) "JACK BATES" is in the sole and absolute ownership of R & B Drilling, unencumbered, save and except for, the respective
            Mortgage, and duly registered in the name of R & B Drilling under the laws and flag of the United States;

            (ii) "D.R. STEWART" is in the sole and absolute ownership of R & B Exploration, unencumbered, save and except for, the respective Mortgage, and duly registered in the name of R & B Exploration under the laws and flag of the United States;

            (iii) each Rig is classed in the highest classification and rating for vessels of the same age and type with American Bureau of Shipping or such other classification society acceptable to the Lenders without any outstanding recommendations deemed material by the Lenders;

            (iv) each Rig is operationally and in every way fit for service;

            (v) each Rig is insured in accordance with the provisions of its respective Mortgage and the requirements thereof in respect of such insurances will have been complied with; and

            (vi) each Rig is under the technical and commercial management of the Guarantor or one of its Affiliates;

     (h) Financial Statements. The Guarantor has made available to the Agent copies of the consolidated annual report on Form 10-K for the fiscal year ended December 31, 1994 and quarterly reports on Form 10-Q for the first and second quarters of 1995. The financial statements contained in the annual report on Form 10-K, including the schedules and notes thereto, and the condensed financial statements contained in the quarterly reports, fairly present (in the case of quarterly reports on an unaudited basis), in accordance with generally accepted accounting principles, the financial condition and results of the Guarantor and its consolidated subsidiaries as of the respective dates thereof and for the periods covered by such financial statements. All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as otherwise stated in the preceding sentence or in the notes thereto. Since June 30, 1995 there has been no material adverse change in the financial condition of the Guarantor and its consolidated subsidiaries;

     (i)   Tax Returns  and  Payments.    Each  of  the  Borrowers  and  the
  Guarantor has filed all tax returns required to be filed thereby and has paid all taxes payable thereby which have become due, other than those not yet delinquent or the nonpayment of which would not have a material adverse effect on any such party, as the case may be, and except for those taxes being contested in good faith and by appropriate proceedings or other acts and for which adequate reserves have been set aside on its books. The tax returns of the Guarantor have been audited by the U.S.
  Internal Revenue Service through December 31, 1984, and all outstanding issues (other than issues which, if adversely determined, would singly or in the aggregate not have a materially adverse effect on the Guarantor) have been settled;

     (j) Insurance. Each of the Borrowers and the Guarantor has insured its properties and assets against such risks and in such amounts as are customary for companies engaged in similar businesses;

     (k) Offices. Each of the chief executive office and chief place of business of each of the Borrowers and the Guarantor and the office in which the records relating to the earnings and insurances of the Rigs are kept, is, and will continue to be, located at 901 Threadneedle, Houston, Texas;

     (l) Foreign Trade Control Regulations. None of the transactions contemplated herein will violate any of the provisions of the Foreign Assets Control Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V, Part 500, as amended), any of the provisions of the Cuban Assets Control Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V, Part 515, as amended), any of the provisions of the Libyan Assets Control Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V, Part 550, as amended), any of the provisions of the Iraqi Sanctions Regulations (Title 31, Code of Federal Regulations, Chapter V,
  Part 575, as amended), any of the provisions of the Haitian Transactions Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V, Part 580, as amended), any of the provisions of the Federal Republic of Yugoslavia (Serbia and Montenegro) Assets Control Regulations (Title 31, Code of Federal Regulations, Chapter V, Part 585 as amended) or any of the provisions of the Regulations of the United States of America Governing Transactions in Foreign Shipping of Merchandise (Title 31, Code of Federal Regulations, Chapter V, Part 505, as amended);

     (m) Equity Ownership; Citizenship. R & B Drilling is a Wholly-Owned Subsidiary of the Guarantor. R & B Exploration is a Wholly-Owned Subsidiary of R & B Drilling. During the Credit Facility Period, neither Borrower will own any shares of capital stock, partnership interest or any other direct or indirect equity interest in any corporation, partnership or other entity (other than the Wholly-Owned Subsidiaries of the Guarantor), except as heretofore disclosed to the Lenders. The Guarantor and each of the Borrowers is a citizen of the United States within the meaning of Section 2 of the Shipping Act 1916, as amended, qualified to own and operate the Rigs as mobile offshore drilling units in U.S. waters;

     (n) Environmental Matters. Except as heretofore disclosed in writing to the Lenders (i) each of the Borrowers and the Guarantor is in full compliance with all applicable United States federal and state, local, foreign and international laws, regulations, conventions and agreements relating to pollution prevention or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, navigable waters, waters of the contiguous zone, ocean waters and international waters), including, without limitation, laws, regulations, conventions and agreements relating to (1) emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous materials, oil, hazardous substances, petroleum and petroleum products and by-products ("Materials of Environmental Concern") or (2) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern ("Environmental Laws"); (ii) each of the Borrowers and the Guarantor has all permits, licenses, approvals, rulings, variances, exemptions, clearances, consents or other authorizations required under applicable Environmental Laws ("Environmental Approvals") and is in full compliance with all Environmental Approvals required to operate their business as then being conducted; (iii) neither of the Borrowers nor the Guarantor has received any notice of any claim, action, cause of action, investigation or demand by any person, entity, enterprise or government, or any political subdivision, intergovernmental body or agency, department or instrumentality thereof, alleging potential liability for, or a requirement to incur, investigatory costs, cleanup costs, response and/or remedial costs (whether incurred by a governmental entity or otherwise), natural resources damages, property damages, personal injuries, attorneys' fees and expenses, or fines or penalties, in each case arising out of, based on or resulting from (1) the presence, or release or threat of release into the environment, of any Materials of Environmental Concern at any location, whether or not owned by such person, or (2) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law or Environmental Approval ("Environmental Claim") (other than Environmental Claims that have been fully and finally adjudicated or otherwise determined and all fines, penalties and other costs, if any, payable by such Borrowers or the Guarantor in respect thereof have been paid in full or which are fully covered by insurance (including permitted deductibles)); and (iv) there are no circumstances that may prevent or interfere with such full compliance in the future;

     (o) Pending or Threatened Environmental Claims. Except as heretofore disclosed in writing to the Lenders there is no Environmental Claim pending or threatened against either of the Borrowers or the Guarantor;

     (p) Potential Environmental Claims. Except as heretofore disclosed in writing to the Lenders there are no past or present actions, activities, circumstances, conditions, events or incidents, known to either of the Borrowers or the Guarantor, including, without limitation, the release, emission, discharge or disposal of any Materials of Environmental Concern, that could form the basis of any Environmental Claim against either of the Borrowers or the Guarantor;

     (q) Regulations G, U and X; Use of Proceeds. Neither the Guarantor or any Subsidiary of the Guarantor owns or has any present intention of acquiring any "margin stock" as defined in Regulations G, U or X of the Board of Governors of the Federal Reserve System (herein called a "margin stock"). Neither the Guarantor nor any agent acting on its behalf has taken or will take any action which might cause the transactions contemplated herein to violate Regulations G, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as now in effect or as the same may hereafter be in effect;

     (r) ERISA Compliance. Each Plan is in substantial compliance with ERISA, no Plan has an accumulated or waived funding deficiency within the meaning of Section 412 or 413(b) of the Code except as heretofore disclosed in writing to the Lenders, no proceedings have been instituted to terminate any Plan, neither the Guarantor nor any ERISA Affiliate has incurred any material liability to or on account of a Plan under ERISA, and no condition exists which presents a material risk to the Guarantor of incurring such a liability;

     (s) Investment Company. Neither the Guarantor nor either of the Borrowers is an "investment company" or a company "controlled" by an "investment company" (as each such terms is defined or used in the Investment Company Act of 1940, as amended);

     (t) Survival. All representations, covenants and warranties made herein and in any certificate or other document delivered pursuant hereto or in connection herewith shall be accurate when made or delivered, as the case may be, and shall survive the making of the Advances and the issuance of the Standby Letters of Credit by the Letter of Credit Issuer.

  3         ADVANCES UNDER THE REVOLVING CREDIT FACILITY

  3.1      (a)   Purpose.   The Lenders  shall make  the Advances  under the
  Revolving Credit Facility available to the Borrowers for general corporate purposes of the Borrowers, the Guarantor and its and their Subsidiaries.

     (b) Making of the Advances. The Lenders, relying upon each of the representations and warranties set out in Clause 2, hereby agree with the Borrowers that, subject to and upon the terms of this Agreement, they will on the Drawdown Dates make the Advances available through the Agent to the Borrowers. The maximum aggregate amount of all Advances which may be outstanding at any time under the Agreement is the aggregate amount of the Revolving Credit Facility, as reduced pursuant to the terms of this Agreement.

     (c)   Maximum  Number of  Advances.   The  maximum  number of  Advances
  outstanding at any time under this Agreement shall be eight (8), and the minimum amount of each Advance shall be U.S.$1,000,000.00

  3.2 Drawdown Notice. The Guarantor, on behalf of the Borrowers, shall, at least three (3) Banking Days before a Drawdown Date, serve a notice, such notice to be substantially in the form of Exhibit B hereto, (a "Drawdown Notice") on the Agent which notice shall (a) be in writing addressed to the Agent, (b) be effective on receipt by the Agent, (c) specify the amount of the Advance to be drawn, (d) specify the Banking Day on which the Advance is to be drawn, (e) specify the disbursement instructions, (f) specify the initial Interest Period in respect of such Advance and (g) be irrevocable.

  3.3      Effect  of  Drawdown  Notices.   Each  Drawdown  Notice  shall be
  deemed to constitute a warranty by the Borrowers (a) that the representations and warranties stated in Clause 2 (updated mutatis mutandis) are true and correct on and as of the date of such Drawdown Notice and will be true and correct on and as of the relevant Drawdown Date as if made on and as of such date, and (b) that no Event of Default and no event which with the giving of notice or lapse of time or both would constitute an Event of Default has occurred and is continuing.

  3.4 Notation of Advances. Each Advance made by the Lenders to the Borrowers may be evidenced by a notation of the same made by the Agent on the grid attached to the Note, which notation, absent manifest error, shall be prima facie evidence of the amount of the relevant Advance.

  3.5 Allocation of Funds to the Standby Letter of Credit Facility. Any amounts available to the Borrowers under the Revolving Credit Facility, but which are not drawn down, may at any time be utilized by the Borrowers for the issuance of Standby Letters of Credit on the terms described in Clauses 4 and 17 (subject to reductions in available amounts pursuant to the terms herein).

  4   STANDBY LETTERS OF CREDIT

  4.1. (a) Purpose. The Letter of Credit Issuer on behalf of the Lenders shall make the Standby Letter of Credit Facility available to the Borrowers for issuance of Standby Letters of Credit in the ordinary course of business of the Borrowers, the Guarantor and their Subsidiaries (other than to support Indebtedness payable to third parties) and to support standby letters of credit issued by ING Bank in the ordinary course of business of the respective Borrowers outstanding on the Closing Date until thirty (30) days beyond their maturity.

     (b) Availability. (i) Subject to and upon the terms and conditions herein set forth, the Guarantor on behalf of the Borrowers may request that the Letter of Credit Issuer at any time and from time to time on or after the Closing Date and prior to the Maturity Date issue Standby Letters of Credit in favor of Beneficiaries specified by the Guarantor, for the joint and several account of the Borrowers and in support of bid, performance and other bonds needed by the Borrowers, the Guarantor and their Subsidiaries in their ordinary course of business (other than for the purpose of supporting Indebtedness payable to a third party), and subject to and upon the terms and conditions herein set forth the Letter of Credit Issuer agrees to issue from time to time, Standby Letters of Credit denominated in Dollars and in such form as may be approved by the Letter of Credit Issuer.

     (ii) Notwithstanding the foregoing, no Standby Letter of Credit shall be issued, the amount of which, when added to the aggregate amounts of all other Standby Letters of Credit then outstanding at such time, would exceed $10,000,000 (excluding, however, amounts available under the Revolving Credit Facility utilized by the Borrowers for the issuance of Standby Letters of Credit in accordance with Clause 3.5). For the purposes of this Agreement, the amount of any Standby Letter of Credit calculated by reference to a currency other than U.S. Dollars shall be mutually agreed in writing between the Letter of Credit Issuer and the Borrowers from time to time (in any event, not to be less than an amount calculated at a rate of exchange from time to time quoted by the Letter of Credit Issuer to be the current exchange rate). Each Standby Letter of Credit shall have an expiry date occurring not later than the Maturity Date.

  4.2 Request for Issuance of Letter of Credit. The Guarantor on behalf of the Borrowers shall give the Letter of Credit Issuer written notice in the form of Exhibit C hereto, prior to 1:00 P.M. (New York time) at least three business days (or such shorter period as may be acceptable to the Letter of Credit Issuer) prior to the proposed date of issuance (which shall be a business day) (each a "Letter of Credit Request"), which Letter of Credit Request shall include an application for such Standby Letter of Credit and any other documents that the Letter of Credit Issuer customarily requires in connection therewith. The Agent shall promptly notify each Lender of each Letter of Credit Request. The Letter of Credit Issuer shall, on the date of each issuance of a Standby Letter of Credit by it, give the Agent, each Lender and the Borrowers written notice of the issuance of such Standby Letter of Credit, accompanied by a copy to the Agent of the Standby Letter of Credit or Standby Letters of Credit issued by it.

  4.3 Effect of Letter of Credit Request. Each Letter of Credit Request shall be deemed to constitute a warranty by the Borrowers (a) that the representations and warranties stated in Clause 2 (updated mutatis mutandis) are true and correct on and as of the date of such Letter of Credit Request and will be true and correct on and as of the date the relevant Standby Letter of Credit is issued as if made on and as of such date and (b) that no Event of Default and no event which with the giving of notice or lapse of time or both would constitute an Event of Default has occurred and is continuing.

  5         CONDITIONS PRECEDENT

  5.1      General Conditions  Precedent.   The several  obligations of  the
  Lenders under this Agreement shall be expressly subject to the following conditions precedent:

     (a) the Agent shall have received the following documents in form and substance satisfactory to the Lenders and their legal advisers:

            (i) copies, certified as true and complete by an officer of each of the Borrowers and the Guarantor of the resolutions of the board of directors (and, if any necessary under appropriate law, shareholders) of such Person evidencing approval of the Transaction Documents to which such Person is to be a party and authorizing an appropriate officer or officers or attorney-in-fact or attorneys-in-fact to execute the same on its behalf;

            (ii) copies, certified as true and complete by an officer of each of the Borrowers and the Guarantor or other applicable party, of all documents evidencing any other necessary action (including actions by such parties thereto other than the Borrowers or the Guarantor as may be required by the Agent), approvals or consents with respect to this Agreement, the Note, the Security Documents and the transactions contemplated hereby and thereby;

            (iii) copies, certified as true and complete by an officer of each of the Borrowers and the Guarantor, of the articles or certificate of incorporation and by-laws (or the equivalent thereof) of each thereof;

            (iv) good standing certificates or the equivalent thereof with respect to each of the Borrowers and the Guarantor issued by the appropriate authorities of the respective jurisdiction of incorporation of such parties;

            (v) copies, certified as true and complete by an officer of each relevant Borrower, of all drilling contracts relating to the Rigs;

            (vi) valuations of each Rig from an independent appraiser satisfactory to the Agent; and

            (vii) a certificate signed by an officer of each of the Borrowers and the Guarantor as to (a) the accuracy of the representations and warranties of the Borrowers and the Guarantor and (b) to the effect that no Event of Default or event which with notice or passage of time or both shall become an Event of Default has occurred and is continuing.

      (b) the Agent shall have received evidence satisfactory to the Lenders and their legal advisers that:

            (i) "JACK BATES" is registered in the name of R & B Drilling under the U.S. flag and is free and clear of all liens and encumbrances of record except for the Mortgage thereon in favor of the Indenture Trustee;

            (ii) "D.R. STEWART" is registered in the name of R & B Exploration under the U.S. flag and is free and clear of all liens and encumbrances of record except for the Mortgage thereon in favor of the Indenture Trustee;

            (iii) each Rig is classed in the highest classification and rating for vessels of the same age and type with American Bureau of Shipping or such other classification society acceptable to the Agent without any material outstanding recommendations;

            (iv) each Rig is insured in accordance with the provisions of its respective Mortgage (evidence of which shall include, without limitation, cover notes, certificates of entry and brokers' letters of undertaking and an opinion of an independent insurance consultant retained by the Lenders or such other evidence as shall be reasonably satisfactory to the Lenders) and all requirements thereof in respect of such insurances have been fulfilled;

      (c)   the Borrowers shall have duly executed and delivered:

            (i)   the Note,
            (ii)  the Mortgages,
            (iii) the Insurances Assignments,
            (iv)  the General Assignments, and
            the security interests created by the Mortgages, the Insurance Assignments and the General Assignments shall have been duly perfected in all relevant jurisdictions;

      (d)   the  Guarantor  shall  have  duly   executed  and  delivered  the
  Guarantee;

      (e) the Borrowers and the Indenture Trustee shall have duly executed and delivered the Indenture of Trust, for the benefit of the Lenders;

      (f) the Agent shall have received payment in full of all fees and expenses due to the Agent and the Lenders on the date thereof including, without limitation, all expenses due under Clause 17 hereof;

      (g) the Lenders shall have received evidence satisfactory to it and its legal advisers that, save for the liens created by the Mortgages, General Assignments and Insurances Assignments, there are no liens, charges or encumbrances of any kind whatsoever on either Rig or their respective earnings or insurances except as permitted hereby or by any of the Security Documents;

      (h) the Lenders shall be satisfied that neither of the Borrowers nor the Guarantor is subject to any Environmental Claim which could have a material adverse effect on the business, assets or results of operations of any thereof;

      (i) the Lenders shall have received a complete copy of the consolidated audited financial report of the Guarantor for the year ending December 31, 1994, which shall include at least the balance sheet of such corporation as of the end of such year and the related statements of income, cash flow and retained earnings for such year all in reasonable detail, certified by an Acceptable Accounting Firm, together with their opinion (containing no qualifications which the Lenders deem material);

      (j) the Borrowers shall have provided such evidence as the Lenders may require documenting the current legal and beneficial ownership of the shares of the Borrowers; and

      (k) the Lenders shall have received opinions from (i) Watson, Farley & Williams, special counsel to the Lenders and the Agent on matters of New York law and the Federal law of the United States and (ii) Wayne
      K. Hillin, counsel to the Borrowers and General Counsel of the Guarantor, in each case in such form as the Lenders may require.

  6   INTEREST RATE HEDGE TRANSACTIONS/FOREIGN EXCHANGE TRANSACTIONS

     The Lenders agree that the Guarantor, one or more of the Borrowers and the Agent may from time to time enter into interest rate hedge transactions and foreign exchange transactions and that in connection with any such transaction, the Lenders will consent to the execution, delivery and recording by the Borrowers of second priority mortgages on the Rigs to secure the obligations of the Guarantor and such Borrower or Borrowers in respect of such transactions.

  7   REPAYMENT, REDUCTION AND PREPAYMENT

  7.1 Repayment. The Borrowers, jointly and severally, agree to repay all outstanding Advances (subject to such reduction and prepayments as hereinafter set forth) on the Maturity Date and, to the extent required to comply with the limitations set forth in Clause 7.2 below, on each Reduction Date.

  7.2 Scheduled Reductions of the Credit Facility. Subject to the following provisions of this Clause 7, the Revolving Credit Facility shall be reduced on each of the first nine (9) Reduction Dates by Three Million Four Hundred Thousand Dollars ($3,400,000). The Revolving Credit Facility shall be reduced on the tenth and final Reduction Date by Fourteen Million Four Hundred Thousand Dollars ($14,400,000). Notwithstanding the foregoing, in the event an initial Advance of U.S.$1,000,000.00 under the Revolving Credit Facility is not made on or prior to November 30, 1995, the Revolving Credit Facility and the Lenders' Commitments thereunder shall be reduced to zero.

  7.3      Prepayment, Reborrowing.   The  Borrowers may  prepay, upon  five
  (5) business day's written notice, any outstanding Advance or any portion thereof, without penalty, provided that such prepayment is made on the last day of the Interest Period of such Advance. Subject to the limits and upon the conditions herein provided (including the reduction of the Revolving Credit Facility provided in Clause 7.2), the Borrowers may from time to time prepay the Advances and thereafter re-borrow such Advances or a portion thereof.

  7.4 Pro-rata Reduction of Commitments. If the Commitments of the Lenders are reduced pursuant to Clause 12.4 hereof or any other provision of this Agreement, the Commitments shall be reduced on the Reduction Dates falling on or after the date of such reduction by the same proportion as that by which the amount of the aggregate of the Commitments of the Lenders is so reduced and the remaining reductions pursuant to Clause 7.2 shall be adjusted proportionately to reflect such reduction.

  7.5 Optional Permanent Reduction or Termination of the Credit Facility. The Borrowers shall have the right, at any time and from time to time, to request on thirty (30) days prior written notice, without penalty, a permanent partial reduction in or termination of the Credit Facility. If the Revolving Credit Facility is reduced, all outstanding Advances in excess of the reduced Revolving Credit Facility Commitments shall be repaid in full. Any reduction or termination of the Revolving Credit Facility shall occur on the last day of the applicable Interest Period(s) with respect to the outstanding Advances. If the Borrowers request that the Standby Letter of Credit Facility is terminated, they shall furnish to the Agent an irrevocable and unconditional letter of credit from a first class international bank acceptable to the Agent (and execute all all required documentation in connection therewith) for all amounts payable under all Standby Letters of Credit then outstanding, which shall be returned to the Borrowers only after such Standby Letters of Credit have been terminated or have expired. Each partial permanent reduction shall be equal to or shall exceed Five Million United States Dollars (U.S.$5,000,000.00) and shall be an integral multiple of One Million United States Dollars (U.S.$1,000,000.00).

  8   INTEREST AND RATE

  8.1 Interest Rate; Default Rate. Each Advance shall bear interest at the Applicable Rate, which shall be the rate per annum equal to the aggregate of (a) LIBOR for the applicable Interest Period and (b) the Margin. Any amounts due under this Agreement, including but not limited to, amounts payable at the time of a Commitment Reduction, not paid when due, whether on a Reduction Date, by acceleration or otherwise, shall bear interest thereafter at the Default Rate.

  8.2 Interest Periods. With respect to each Advance, an Interest Period shall be a period of one (1), three (3) or six (6) months, or such other period as selected by the Guarantor on behalf of the Borrowers which is available to, and accepted by, the Lenders upon at least three (3) Banking Days written notice to the Agent prior to the drawdown thereof and the expiration of any applicable Interest Period; provided, however, that the Guarantor may select an Interest Period of one (1) month no more than three (3) times per annum and, provided, further, that if the Agent fails to receive the required notice as aforesaid, the duration of the applicable Interest Period shall be three (3) months.

  8.3 Interest Payments. The Borrowers agree jointly and severally to pay interest accrued on the Advances, in arrears, on the Interest Payment Dates.

  8.4 Calculation of Interest. All interest shall accrue from day to day and be calculated on the actual number of days elapsed and on the basis of a three hundred sixty (360) day year.

  9   PAYMENTS

  9.1 Place of Payments, No Set Off. (a) All payments to be made hereunder by the Borrowers shall be made on the due dates of such payments to the Agent by wire transfer to The Bank of New York, New York, New York (ABA No. 021000018) for credit to the account of Christiania Bank, New York, New York (Account No. 8026120277) or to such other place as the Agent may direct, for the account of the Lenders, without set-off or counterclaim and free from, clear of and without deduction for any Taxes, provided, however, that if the Borrowers shall at any time be required by law to withhold or deduct any Taxes from any amounts payable to the Lenders hereunder, then the Borrowers shall jointly and severally (1) pay directly to the relevant taxing authority the full amount required to be deducted or withheld, (2) pay to the Agent for the account of the Lenders such additional amounts in Dollars as may be necessary to ensure that the net amounts received by each Lender shall equal the full amounts such Lender would have received if such withholding or deduction were not required, and (3) promptly send to the Agent an official receipt or other documentary evidence satisfactory to the Agent evidencing such payment to such authority. Notwithstanding the preceding sentence, the Borrowers shall not be required to pay additional amounts or otherwise indemnify the Lenders for or on account of:

     (i) Taxes based on or measured by the net income of any Lender or Taxes in the nature of franchise taxes or taxes for the privilege of doing business imposed by any jurisdiction or any political subdivision or taxing authority therein unless such are imposed as a result of the activities of the Borrowers within the relevant taxing jurisdiction or which activities result in the enforcement of remedies hereunder;

     (ii) Taxes imposed by any jurisdiction or any political subdivision or taxing authority therein on any Lender that would not have been imposed but for such Lender being organized in or conducting business in or maintaining a place of business in the relevant taxing jurisdiction, or engaging in activities or transactions in the relevant taxing jurisdiction that are unrelated to the transactions contemplated by the Transaction Documents, but only to the extent such Taxes are not imposed as a result of the activities of the Borrowers within the relevant taxing jurisdiction or the enforcement of remedies hereunder;

     (iii) Taxes imposed on any Lender that would not have been imposed but for any failure of such Lender to comply with any return filing requirement or any certification, information, documentation, reporting or other similar requirement known to such Lender or should have been known in the exercise of due diligence, if such compliance is required to obtain or establish relief or exemption from or reduction in such Taxes; or

     (iv) any withholding of United States federal income tax that would not have been required but for a failure by any Lender to comply with the requirements of Clause 9.1(b).

     (b) Prior to the first day of the first Interest Period (or, in the case of a Lender that acquired its interest in an Advance or a Note pursuant to an assignment described in Clause 14, on or prior to the date of the Assignment and Assumption Agreement pursuant to which it became a Lender), each Lender that is not incorporated under the laws of the United States or a State thereof will deliver to the Borrowers and the Agent a duly completed and executed IRS Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement, the Advances and the Notes payable to it, without deduction or withholding of any United States federal income taxes. Each Lender who undertakes to deliver to the Borrowers and the Agent a Form 1001 or 4224 pursuant to the preceding sentence further undertakes to deliver to the Agent and the Borrowers an additional Form 1001 or 4224 (or successor applicable forms) on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers and the Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrower, certifying, in the case of a Form 1001 or 4224, that such Lender is entitled to receive payments under this Agreement, the Advances and the Notes without deduction or withholding of any United States federal income taxes, unless in any such case, an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it, in which case the Lender shall either (1) furnish to the Borrowers and the Agent such forms or other certification as the Lender (in its reasonable opinion) is legally entitled to furnish evidencing the Lender's eligibility for a complete exemption from or a reduced rate of withholding of United States federal income taxes, or (2) notify the Borrowers and the Agent that the Lender is not capable of receiving payments without any deduction or withholding of United States federal income tax.

     (c) Without prejudice to the preceding provisions of Clause 9.1, if any Lender or the Agent on its behalf is required to make any payment on account of any Tax for which the Borrowers are responsible pursuant to Clause 9.1(a), or any liability in respect of any such Tax is asserted, imposed, levied or assessed against such Lender or the Agent on its behalf, the Borrowers shall, upon demand of the Agent, promptly indemnify such Lender against such payment or liability, together with any interest, penalties or expenses payable or incurred in connection therewith.

     (d) In the event that the Borrowers have actual knowledge that the Borrowers are required to, or there arises in the Borrowers' reasonable opinion a substantial likelihood that the Borrowers will be required to pay an additional amount or otherwise indemnify any Lender for or on account of any withholding of United States federal income tax pursuant to Clause 9, the Borrowers will promptly notify the Agent and each relevant Lender of the nature of such Tax, and shall furnish such information to the Agent and such Lender with respect to such Tax, as the Agent or such Lender may reasonably request. In the event of any knowledge or opinion of the Borrowers described in the preceding sentence, the Borrowers, the Agent and each relevant Lender shall consult in good faith to determine what may be required to avoid or reduce such Tax, and shall each use reasonable efforts to avoid or reduce such Tax (so long as such efforts do not, in the reasonable opinion of the Lender, result in any cost to the Lenders or any modification of the terms of repayment of any Note or Advance).

     (e) In addition, Borrowers agree to pay any present or future stamp or documentary taxes, excise or property taxes, or any other charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, the Transaction Documents.

  10  REIMBURSEMENT OBLIGATIONS

  10.01 Agreement to Repay Letter of Credit Payments. (a) The Borrowers hereby jointly and severally agree to reimburse the Letter of Credit Issuer by making payment to the Agent by wire transfer to The Bank of New York, New York, New York (ABA No. 021000018) for credit to the account of Christiania Bank, New York, New York (Account No. 8026120277) or to such other place as the Agent may direct, for the account of the Lenders, for any payment or disbursement made by the Letter of Credit Issuer pursuant to a demand received in substantial compliance with any Standby Letter of Credit (each such amount so paid or disbursed until reimbursed, an "Unpaid Drawing" and the joint and several obligation of the Borrowers to pay the Unpaid Drawings, the "Reimbursement Obligations") immediately after, and in any event on the date on which the Borrowers are notified by the Letter of Credit Issuer of such payment or disbursement, with interest on the amount so paid or disbursed by the Letter of Credit Issuer, to the extent not reimbursed prior to 1:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date the Letter of Credit Issuer is reimbursed therefor, at a rate per annum which shall be one half of one percent (1/2 of 1%) in excess of the Base Rate as in effect from time to time (plus an additional 2% per annum if not reimbursed by the third business day after the date of such notice of payment or disbursement), such interest also to be payable on demand. The Reimbursement Obligations of the Borrowers (and their obligations to pay interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrowers may have or have had against the Letter of Credit Issuer, the Agent or any Lender, including, without limitation, any defense based upon the failure of any drawing under a Standby Letter of Credit to conform to the terms of the Standby Letter of Credit (except as provided in Clause 10.02(b)) or any non-application or misapplication by the Beneficiary of the proceeds of such drawing. Upon the occurrence of an Event of Default, the Borrowers agree, jointly and severally, to deliver to the Agent cash collateral in an amount equal to the aggregate amount of the Standby Letters of Credit then outstanding, which cash collateral shall be held in a deposit in the name of the Agent for application to the reimbursement of any Unpaid Drawing.

  10.02 Standby Letter of Credit Participants. (a) Immediately upon the issuance by the Letter of Credit Issuer of any Standby Letter of Credit, the Letter of Credit Issuer shall be deemed to have sold and transferred to each other Lender, and each such Lender (each a "Participant") shall be deemed irrevocably and unconditionally to have purchased and received from the Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation proportionate to the Standby Letter of Credit Commitment of such Lender (hereinafter the "Adjusted Percentage") in such Standby Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of the Borrowers under this Agreement with respect thereto.

     (b) In determining whether to pay under any Standby Letter of Credit, the Letter of Credit Issuer shall not have any obligation relative to the Participants other than to determine that any documents required to be delivered under such Standby Letter of Credit have been delivered and that they substantially comply on their face with the requirements of such Standby Letter of Credit. Any action taken or omitted to be taken by the Letter of Credit Issuer under or in connection with any Standby Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Letter of Credit Issuer any resulting liability.

     (c) In the event that the Letter of Credit Issuer makes any payment under any Standby Letter of Credit and the Borrowers shall not have reimbursed such amount in full to the Letter of Credit Issuer pursuant to Clause 10.01, the Letter of Credit Issuer shall promptly notify the Agent and the Agent shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Agent for the account of the Letter of Credit Issuer, the amount of such Lender's Adjusted Percentage of such payment in Dollars and in same day funds. If the Agent so notifies any Participant required to fund an Unpaid Drawing under a Standby Letter of Credit prior to 11:00 A.M. (New York time) on any business day, such Participant shall make available to the Agent for the account of the Letter of Credit Issuer such Participant's Adjusted Percentage of the amount of such payment on such business day in same day funds. If and to the extent such Participant shall not have so made its Adjusted Percentage of the amount of such Unpaid Drawing available to the Agent for the account of the Letter of Credit Issuer, such Participant agrees to pay to the Agent for the account of the Letter of Credit Issuer, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent for the account of the Letter of Credit Issuer at the overnight Federal Funds Effective Rate. The failure of any Participant to make available to the Agent for the account of the Letter of Credit Issuer its Adjusted Percentage of any Unpaid Drawing under any Standby Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Agent for the account of the Letter of Credit Issuer its Adjusted Percentage of any payment under any Standby Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Agent for the account of such Letter of Credit Issuer such other Participant's Adjusted Percentage of any such payment.

     (d) Whenever the Letter of Credit Issuer receives a payment of an Unpaid Drawing as to which the Agent has received for the account of the Letter of Credit Issuer any payments from the Participants pursuant to clause (c) above, the Letter of Credit Issuer shall pay to the Agent, and the Agent shall promptly pay to each Participant which has paid its Adjusted Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's Adjusted Percentage of the principal amount thereof and accrued interest thereon.

     (e) The obligations of the Participants to make payments to the Agent for the account of the Letter of Credit Issuer with respect to Standby Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever (provided that no Participant shall be required to make payments resulting from the gross negligence or willful misconduct of the Letter of Credit Issuer) and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

            (i) any lack of validity or enforceability of this Agreement or any of the other Transaction Documents;

            (ii) the existence of any claim, set-off, defense or other right which the Borrowers may have at any time against a Beneficiary, any transferee of any Standby Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, the Letter of Credit Issuer, any Lender or other Person, whether in connection with this Agreement, any Standby Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrowers and the Beneficiary);

            (iii) any draft, certificate or other document presented under the Standby Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Transaction Documents.

     10.03 Indemnities. The Borrowers hereby agree, jointly and severally, to reimburse and indemnify the Letter of Credit Issuer for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Letter of Credit Issuer in performing its duties in any way relating to or arising out of its issuance of Standby Letters of Credit; provided that the Borrowers shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Letter of Credit Issuer. To the extent the Letter of Credit Issuer is not indemnified by the Borrowers, the Participants, severally, will reimburse and indemnify the Letter of Credit Issuer, in proportion to their respective Standby Letter of Credit Commitments, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Letter of Credit Issuer in performing its duties in any way relating to or arising out of its issuance of Standby Letters of Credit; provided that no Participants shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Letter of Credit Issuer.

  11  EVENTS OF DEFAULT

  11.1 In the event that any of the following events shall occur and be continuing:

      (a) Commitment Reduction and Interest. Any payment due at the time of a Commitment Reduction or any Interest Payment Date or otherwise due hereunder, under the Note or under any of the Security Documents is not paid when due, and the continuance of any of the same for two
      (2) Banking Days; or

      (b)   Reimbursement Obligations.   The Borrowers shall  fail to pay the
      Reimbursement Obligations in accordance with Clause 10, and the continuance of any of the same for two (2) Banking Days; or

      (c) Other Payments. Any fees or other amounts becoming payable to the Agent or the Lenders under this Agreement, under the Note, under the Security Documents or under any of them is not paid on the due date or within three (3) Banking Days after the date of demand (as the case may be), and the continuance of any of the same for two (2) Banking Days; or

      (d) Representations, etc. Any representation, warranty or other statement made by the Borrowers or the Guarantor in this Agreement or in any of the Security Documents to which it is a party or in any other instrument, document or other agreement delivered in connection herewith or therewith proves to have been untrue or misleading in any material respect as at the date as of which made; or

      (e) Impossibility, Illegality. It becomes impossible or unlawful for the Borrowers or the Guarantor or either of them to fulfill any of the covenants and obligations contained herein, in the Note or in any of the Security Documents to which it is a party or for the Agent or the Lenders to exercise any of the rights vested in them hereunder, under the Note or under any of the Security Documents and such impossibility or illegality, in the reasonable opinion of the Agent or the Majority Lenders, will have a material adverse effect on their rights hereunder, under the Note or under any of the Security Documents or on their right to enforce any thereof; or

      (f) Covenants. The Borrowers or the Guarantor or either of them defaults in the performance of any term, covenant or agreement contained in this Agreement, in the Note or in any of the Security Documents to which they are a party or in any of them, or in any other instrument, document or other agreement delivered in connection herewith or therewith, or there occurs any other event which constitutes a default under this Agreement, the Note or any of the Security Documents, in each case other than an Event of Default referred to elsewhere in this Clause 11.1, and such default, in the reasonable opinion of the Majority Lenders, could have a material adverse effect on their rights hereunder, under the Note or under any of the Security Documents or on their right to enforce any thereof and continues unremedied for a period of thirty (30) days; or

      (g) Indebtedness. The Guarantor shall default in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness having an outstanding principal amount of $1,000,000 or more or an event of default shall have occurred and be continuing under any loan agreement, credit agreement, security agreement, capital lease, operating lease, guaranty or other similar agreement between the Guarantor or any of its subsidiaries and any bank or other financial institution which results in acceleration of any Indebtedness or the re-negotiation of the material payments terms of such Indebtedness; or

      (h) Stock Ownership; Citizenship. There is, without the prior written consent of the Majority Lenders, any change in the legal or beneficial stock ownership or the voting control of the Borrowers, or the Guarantor or either of the Borrowers shall cease to be a citizen of the United States within the meaning of Section 2 of the Shipping Act 1916, as amended, qualified to own and operate the Rigs in U.S. waters; or

      (i)   Default  under the  Security  Documents.   There  is an  event of
      default under any of the Security Documents which shall have occurred and be continuing beyond any applicable grace period; or

      (j) Bankruptcy. Either of the Borrowers or the Guarantor is or becomes insolvent, commences any proceeding relating to any substantial portion of its property under any reorganization, arrangement or readjustment of debt, dissolution, winding up, adjustment, composition, bankruptcy or liquidation law or statute of any jurisdiction, whether now or hereafter in effect ("Proceeding"), or there is commenced against either of the Borrowers or the Guarantor any Proceeding and such Proceeding remains undismissed or unstayed for a period of thirty (30) days; or any receiver, trustee, liquidator or, sequestrator of, or for, the Borrowers or the Guarantor or any substantial portion of the property of any thereof is appointed and is not discharged within a period of thirty (30) days; or the Borrowers or the Guarantor by any act indicates consent to or approval of or acquiescence in any Proceeding or to the appointment of any receiver, trustee, liquidator or sequestrator of, or for, itself or any substantial portion of its property; or

      (k) Sale of Assets. Either of the Borrowers or the Guarantor ceases, or threatens to cease, its operations or sells or otherwise disposes of, or threatens to sell or otherwise dispose of, all or substantially all of its assets or all or substantially all of its assets are seized or otherwise appropriated; or

      (l) Judgments. Any judgment or order is entered for the payment (not covered by insurance or indemnification) in excess of $1,000,000 against either of the Borrowers or in excess of $5,000,000 against the Guarantor or any judgment is entered the effect whereof would be to render ineffective or invalid this Agreement, the Note, the Security Documents or any of them; or

      (m) Inability to Pay Debts. Either of the Borrowers or the Guarantor is unable to pay or admits its inability to pay its debts as they fall due or if a moratorium shall be declared in respect of any Indebtedness thereof; or

      (n) Material Adverse Change. There is a material adverse change in the business or condition financial or otherwise of the Borrowers or the Guarantor,

  then the obligation of the Lenders to make the Credit Facility available shall cease and the Majority Lenders may, by notice to the Borrowers, declare the then outstanding Advances, accrued interest and any other sums payable by the Borrowers hereunder, under the Note, and under the Security Documents and all outstanding Reimbursement Obligations, and accrued interest thereon immediately due and payable whereupon the same shall forthwith be due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; provided that upon the happening of an event specified in subclause (i) of this Clause 11.1, the Note and all Reimbursement Obligations shall be immediately due and payable without declaration or other notice to the Borrowers. In such event, the Lenders may proceed to protect and enforce their rights by action at law, suit in equity or in admiralty or other appropriate proceeding, whether for specific performance of any covenant contained in this Agreement, in the Note or in any of the Security Documents, or in aid of the exercise of any power granted herein or therein, or the Lenders may proceed to enforce the payment of the Note when due or to enforce any other legal or equitable right of the Lenders, or proceed to take any action authorized or permitted under the terms of this Agreement, any of the Security Documents or by applicable laws for the collection of all sums due, or so declared due, under this Agreement or on the Note, including, without limitation, the right to appropriate and hold or apply (directly, by way of set-off or otherwise) to the payment of the obligations of the Borrowers to the Lenders hereunder, under the Note and/or under any of the Security Documents (whether or not then due) all moneys and other amounts of the Borrowers, then or thereafter in possession of any of the Lenders, the balance of any deposit account (demand or time, matured or unmatured) of either of the Borrowers, then or thereafter with any of Lenders and every other claim of either of the Borrowers, then or thereafter against any of the Lenders.

  11.2 Indemnification. The Borrowers jointly and severally agree to, and shall, indemnify and hold the Agent and the Lenders harmless against any loss or costs or expenses (including legal fees and expenses) which the Agent or any of the Lenders sustains or incurs as a consequence of any default in repayment of the principal amount of any of the Advances or interest accrued thereon, the repayment of the Reimbursement Obligations, or any other amount payable hereunder, under the Note or under the Security Documents including, but not limited to, all actual losses incurred in liquidating or re-employing fixed deposits made by third parties or funds acquired to effect or maintain the Credit Facility or any part thereof. The certification by the Agent or any Lender of such costs and expenses shall, absent any manifest error, be conclusive and binding on the Borrowers.

  11.3 Application of Moneys. Except as otherwise provided in any Security Document, all moneys received by the Agent or any of the Lenders under or pursuant to this Agreement, the Note or any of the Security Documents after the happening of any Event of Default (unless cured) shall be applied by the Agent in the following manner:

      (i) first, in or towards the payment or reimbursement of any expenses or liabilities incurred by the Agent or the Lenders in connection with the ascertainment, protection or enforcement of their rights and remedies hereunder, under the Note and under any of the Security Documents;
      (ii) secondly, in or towards payment of any interest owing in respect of the Advances or Unpaid Drawings;
      (iii) thirdly, in or towards repayment of principal owing in respect of the Advances or Unpaid Drawings;
      (iv) fourthly, in or towards payment of fees, commissions and other amounts payable under this Agreement; and
      (v) fifthly, the surplus (if any) shall be paid to the Borrowers or to whomsoever else may be entitled thereto.

  12  COVENANTS

  12.1 The Borrowers and the Guarantor hereby covenant and undertake with the Lenders that, from the date hereof and so long as any principal, interest or other monies are owing in respect of this Agreement, the Note, the Standby Letters of Credit, the Security Documents or any of them:

      A.    The Borrowers and the Guarantor will each:

            (i) Performance of Agreements. Duly perform and observe, and procure the observance and performance by all other parties thereto (other than the Agent and the Lenders) of, the terms of this Agreement, the Note, and the Security Documents;

            (ii) Notice of Default; Change in Classification of Rig. Promptly inform the Agent of the occurrence of (a) any Event of Default or of any event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, (b) the withdrawal of any Rig's rating by its classification society or the issuance by the classification society of any recommendation or notation affecting class, (c) any litigation or governmental proceeding or environmental proceeding pending or threatened against either of the Borrowers or the Guarantor which could reasonably be expected to have a material adverse effect on the business, assets, operations, property or financial condition of any such party and (d) any other event or condition of which it becomes aware which is reasonably likely to have a material adverse effect on its ability, or the ability of any other party thereto, to perform its obligations under this Agreement, the Note and the Security Documents or any of them;

            (iii) Obtain Consents. Without prejudice to Clause 2.1 and this Clause 12.1, obtain every consent and do all other acts and things which may from time to time be necessary or advisable for the continued due performance of all its obligations under this Agreement, the Note and the Security Documents;

            (iv) Financial Statements. Deliver or cause to be delivered to the Agent:

                  (a) as soon as available but not later than ninety (90) days after the end of each fiscal year of the Guarantor complete copies of the financial statements of the Guarantor (together with a Compliance Certificate substantially in the form of Exhibit D hereto, signed by the Chief Financial Officer of the Guarantor), on a consolidated basis, which shall include at least the consolidated balance sheet of the Guarantor as of the end of such year and the related consolidated statements of income, cash flow and retained earnings for such year, all in reasonable detail, certified by an Acceptable Accounting Firm, together with their opinion (without material qualifications) thereon;

                  (b)   as soon  as available but  not later than  forty-five
                  (45) days after the end of each of the first three quarters of each fiscal year of the Guarantor, balance sheets of the Guarantor, on a consolidated basis, as at the end of such quarter and the related consolidated statements of income, cash flow and retained earnings for such quarter, all in reasonable detail, unaudited, but certified by the chief financial officer of the Guarantor, together, in each instance, with a Compliance Certificate (substantially in the form of Exhibit D hereto) signed by such chief financial officer of the Guarantor;

                  (c) as soon as available but not later than sixty (60) days after the end of each of the first three fiscal quarters of the Guarantor and not later than ninety (90) days after the end of the fourth fiscal quarter, a report (in form and substance reasonably satisfactory to the Agent) on each drilling rig directly or indirectly owned, controlled or managed by the Guarantor or its subsidiaries stating the then current employment; operator contracted with; the then current day rate; contract expiration date; average utilization during the past quarter and the average net day rate earned by such rig for the past quarter for the days it was under contract;

                  (d) as soon as available, copies of all reports, statements, proxy statements or other instruments filed with the United States Securities and Exchange Commission or distributed to the shareholders of the Guarantor;

                  (e) such other statement or statements, lists of property and accounts, budgets, forecasts, reports and financial information with respect to the operation and management of the Rigs and any other rigs owned or operated directly or indirectly by either of the Borrowers or the Guarantor, as the Agent may from time to time reasonably request;

            (v) Corporate Existence. Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and all licenses, franchises, permits and assets necessary to the conduct of the business of such corporation;

            (vi)  Books,  Records,  etc.   Keep  proper books  of  record and
            account into which full and correct entries shall be made in accordance with GAAP throughout the Credit Facility Period;

            (vii) Inspection. Allow any representative or representatives designated by the Lenders, subject to applicable laws and regulations, to visit and inspect any of the properties of such party, and, on request, to examine the books of account, records, reports and other papers (and to make copies thereof and to take extracts therefrom) of such corporation and to discuss the affairs, finances and accounts of such corporation, with the officers and executive employees of such corporation all at such reasonable times and as often as such Lenders reasonably request;

            (viii) Taxes. Pay and discharge all Taxes, assessments and governmental charges or levies imposed upon each said corporation or upon said corporation's income or property prior to the date upon which penalties attach thereto; provided, however, that said corporation shall not be required to pay and discharge, or cause to be paid and discharged, any such tax, assessment, charge or levy so long as the legality or amount thereof shall be contested in good faith and by appropriate proceedings or other acts and it shall set aside on its books adequate reserves with respect thereto, and so long as such deferment in payment shall not subject either Rig to material risk of forfeiture or loss;

            (ix) Compliance with Statutes, etc. Do or cause to be done all things necessary to comply with all material laws, and the rules and regulations thereunder, applicable to the Borrowers and the Guarantor and including, without limitation, those laws, rules and regulations relating to employee benefit plans and environmental matters;

            (x) Environmental Matters. Promptly upon the occurrence of any of the following conditions, provide to the Agent a certificate of the chief executive officer thereof, specifying in detail the nature of such condition and the proposed response of the Borrower concerned or the Guarantor, as the case may be, or the proposed response of any Environmental Affiliate (as such term is hereinafter defined) of any thereof, as the case may be:
            (a) the receipt by a Borrower or the Guarantor or the receipt by any Environmental Affiliate of any thereof of any communication whatsoever that alleges that such person is not in compliance with any applicable environmental law or environmental approval, if such noncompliance could reasonably be expected to have a material adverse effect on the business, assets, operations, property or financial condition of either of the Borrowers or the Guarantor, (b) knowledge by either of the Borrowers or the Guarantor or any Environmental Affiliate of any thereof that there exists any Environmental Claim pending or threatened against any such person which could reasonably be expected to have a material adverse effect on the business, assets, operations, property or financial condition of the Guarantor or
            (c) any release, emission, discharge or disposal of any material known to either of the Borrowers or the Guarantor that could form the basis of any Environmental Claim against either of the Borrowers, the Guarantor or any Environmental Affiliate of any thereof if such Environmental Claim could reasonably be expected to have a material adverse effect on the business, assets, operations, property or financial condition of either of the Borrowers or the Guarantor. Upon the written request by the Agent, the Borrowers will submit, and procure that the Guarantor shall submit, to the Agent at reasonable intervals, a report providing an update of the status of any issue or claim identified in any notice or certificate required pursuant to this subclause. For the purposes of this subclause, "Environmental Claim" shall mean any claim under federal, state and local environmental, health and safety laws, statutes or regulations. "Environmental Affiliate" shall mean any person or entity the liability of which for Environmental Claims either of the Borrowers or the Guarantor may have assumed by contract or operation of law;

            (xi) Accountants. Retain throughout the Credit Facility Period an Acceptable Accounting Firm as its independent certified accountants;

            (xii) Class Certificate. Furnish, or cause to be furnished, to the Agent, upon any change of the classification status of a Rig or the issuance of a recommendation affecting class by the classification society of a Rig or upon the reasonable request of the Agent (to be made no more than twice in any calendar year), a confirmation of class certificate covering each Rig and evidencing compliance with the Mortgage;

            (xiii) Maintenance of Properties. Maintain, or cause to be maintained, and keep, or cause to be kept, and procure that the Guarantor shall maintain, or cause to be maintained, and keep, or cause to be kept, all properties used or useful in the conduct of its business in good condition, repair and working order and supplied with all necessary equipment and will cause to be made necessary repairs, renewals and replacements thereof so that the business carried on and in connection therewith and every portion thereof may be properly and advantageously conducted at all times. In addition, each Borrower shall cause its Rig to be drydocked (or to undergo any underwater survey in lieu of drydocking) as often as required by the classification society of such Rig and as a prudent rig owner or operator would require;

            (xiv) Long Term Debt to Total Assets Ratio. The Guarantor shall not allow its ratio of Long Term Debt to Total Assets to exceed
            0.28 to 1.0 at the end of any fiscal quarter;

            (xv) Restrictions on Working Capital. The Guarantor shall not allow its working capital (defined as current assets less current liabilities, exclusive of the New Debentures) to be negative for more than one (1) consecutive fiscal quarter;

            (xvi) Cash Flow Coverage Ratio. The Guarantor shall maintain a Cash Flow Coverage Ratio of at least 2.0 to 1.0 at the end of each fiscal year;

            (xvii) Valuation Certificates. At any time as may be requested by the Agent (but in no event less than annually) and at the expense of the Borrowers not more than twice in any fiscal year, such expense not to exceed more than U.S.$10,000.00 per year, without taking into account the right of the Borrowers to retain a second Approved Shipbroker in accordance with the immediately succeeding sentence, the Borrowers shall retain the Approved Shipbroker requested by the Agent to supply a written report setting forth the fair market value ("FMV") of each of the Rigs (the "First Valuation"). If the Borrowers do not agree with the valuation of FMV for each of the Rigs set out in such report, the Borrowers may retain a second Approved Shipbroker at such time and at their own expense to supply a second written report setting forth the FMV of each of the Rigs (the "Second Valuation"). Promptly upon receipt thereof the Borrowers shall deliver copies of each such report to the Lenders. In such event, the FMV of each Rig shall be the arithmetic average of the First Valuation and the Second Valuation. If the Lenders do not agree with this valuation, the Lenders may obtain a third and final written valuation from an Approved Shipbroker setting forth the FMV of each of the Rigs (the "Third Valuation"). In such event, the arithmetic average of the First Valuation, the Second Valuation and the Third Valuation shall be used to determine the FMV of each Rig.

      B.    The Borrowers shall  not without the prior written  consent (such
            consent  not  to  be  unreasonably   withheld)  of  the  Majority
            Lenders:

            (i) Liens. Create, assume or permit to exist any mortgage, pledge, lien, charge, encumbrance or any security interest whatsoever upon any of such party's property or other assets, real or personal, tangible or intangible, whether now owned or hereafter acquired except:

                  (a) liens for taxes not yet payable, or being contested in good faith, for which adequate reserves have been maintained;

                  (b)   the   Mortgages,   the   General   Assignments,   the
                  Insurances Assignments and other liens in favor of the Agent or the Indenture Trustee or mortgages, assignments or other security interests on or in respect of property other than the Rigs in favor of other banks or financial institutions or institutional investors securing indebtedness or other obligations otherwise permitted under this Agreement;

                  (c) liens, charges and encumbrances against the Rigs permitted to exist under the terms of the Mortgages; and

                  (d) other liens, charges and encumbrances incidental to the conduct of the business of each such party or the ownership of any such party's property and assets and which do not in the aggregate materially detract from the value of each such party's property, or assets or materially impair the use thereof in the operation of its business;

            (ii) Loans and Advances. Make any loans or advances to, or any investments in any person, firm, corporation, joint venture or other entity other than loans or advances to the Guarantor or any of its Subsidiaries;

            (iii) Guarantees,  etc.    Except  in   the  ordinary  course  of
            business, assume, guarantee or endorse or otherwise become or remain liable, in connection with any obligation of any person, firm, company or other entity other than in respect of the obligations arising under this Agreement and other than indebtedness to banks or other financial institutions otherwise permitted by this Agreement;

            (iv)  Changes in Business.   Change the nature of its business or
            commence any other business;

            (v) Use of Corporate Funds. Pay out any funds to any company or person except (a) in the ordinary course of business in connection with the management of the business of the Borrowers and the Guarantor, including, without limitation, the operation and/or repair of the Rigs and (b) the servicing of the indebtedness to the Lenders or indebtedness otherwise permitted by this Agreement;

            (vi) Dissolution, Consolidation or Merger. Other than as part of a transaction permitted by Clause 12.1.C(i), liquidate or dissolve or consolidate or amalgamate with or merge into any other entity;

            (vii) Changes in Offices or Names. Change the location of the chief executive office of either of the Borrowers, the office of the chief place of business of either such party or the office of the Borrowers in which the records relating to the earnings or insurances of the Rigs are kept unless the Lenders shall have received thirty (30) days prior written notice of such change;

            (viii)      Change  of Flag,  Management or  Class.   Change  the
            flag, the management or the class of any Rig;

            (ix)  Sale of  Rig.   Sell, transfer  or otherwise  dispose of  a
            Rig;

            (x)   Sale of  Assets.   Sell  or  otherwise  dispose of  all  or
            substantially all of its assets; or

      C. The Guarantor shall not without the prior written consent of the Majority Lenders:

            (i) Dissolution, Consolidation or Merger. Liquidate or dissolve or consolidate or amalgamate with or merge into any other entity unless (a) the Guarantor is the successor or survivor in respect of such merger and after giving effect thereto the Guarantor will be in full compliance with the terms of this Agreement and (b) Standard & Poor's shall have affirmed in writing that such transaction will not impair the implied senior debt rating of the Guarantor.

            (ii) Sale of Business. Sell, transfer, lend, lease or otherwise dispose of the whole or, in the opinion of the Majority Lenders, any substantial part of its business, property or assets, whether by a single transaction or by a series of transactions, related or not or change the management of the Guarantor, unless Standard & Poor's affirms in writing that such sale, transfer or other disposition or such change in management will not result in a downgrade of the implied senior debt rating of the Guarantor or result in such debt being placed on credit watch for negative implications.

  12.2 Valuation of the Rigs. The Borrowers shall not permit the FMV of the Rigs at any time during the Credit Facility Period to be less than 160% of the amount of the Credit Facility.

  12.3 Collateral Maintenance. If the FMV of the Rigs falls below 160% of the amount of the Credit Facility, within a period of ten (10) Banking Days following receipt by the Borrowers of written notice from the Agent notifying the Borrowers of such shortfall and specifying the amount thereof (which amount shall, in the absence of manifest error, be deemed to be conclusive and binding on the Borrowers) (a) the Borrowers shall deliver to the Agent, upon its request, such additional collateral as may be satisfactory to the Majority Lenders, in their sole discretion (including the deposit of cash in a cash collateral account maintained with the Agent), such that the sum of (i) the value of the Rigs, as determined in accordance with the latest valuation delivered pursuant to Clause 12.1 A (xvii), and (ii) such additional collateral shall be greater than or equal to 160% of the amount of the Credit Facility, or (b) the Lenders shall reduce their Commitments hereunder and the Borrowers shall, if necessary, prepay such Advances or part thereof (together with interest thereon) so that the FMV of the Rigs shall not be less than 160% of the amount of the Credit Facility.

  12.4 Reduction of Collateral. In the event of a Total Loss of JACK BATES, upon such Total Loss the Credit Facility shall be terminated, all amounts outstanding shall be immediately repaid and cash shall be provided as collateral for the Standby Letter of Credit Facility. In the event of a Total Loss of D.R. STEWART, upon such Total Loss the Credit Facility shall be reduced by 160% of the FMV of the rig (unless the Borrowers shall provide substitute cash or other collateral satisfactory to the Agent), and to the extent the aggregate amount of the Advances and the Standby Letters of Credit exceeds the reduced amount of the Credit Facility, the Borrowers shall prepay Advances in respect of the Revolving Credit Facility and furnish to the Agent cash collateral in respect of the Standby Letter of Credit Facility.

  12.5 Inspection and Survey Reports. If the Lenders shall so request, the Borrowers shall provide the Lenders with copies of all internally generated inspection or survey reports on the Rigs.

  13  EARNINGS ACCOUNT

     The Borrowers shall, throughout the Credit Facility Period, procure and ensure that all charterhire and other revenue relating to the Rigs (other than those amounts paid in the currency (other than Dollars) of the country where the Rig is operating and used by the Borrowers to cover local operating expenses) is paid into an account in the joint names of the Borrowers with Christiania Bank og Kreditkasse, Grand Cayman Branch, Account No. 4062660601 (the "Earnings Account"), and shall have unrestricted access to the funds in such Earnings Account for general corporate purposes, unless and until such time as the Agent, following the occurrence of an Event of Default, requires that said monies be paid to the Agent, for the benefit of itself and the Lenders, or as it may direct, whereafter the Borrowers shall procure and ensure that such monies are paid in accordance with the directions of the Agent.

  14  ASSIGNMENT

     This Agreement shall be binding upon, and inure to the benefit of, the Borrowers, the Agent and the Lenders and their respective successors and assigns, except that the Borrowers may not assign any of their rights or obligations hereunder except as specifically provided herein. Upon fifteen (15) days notice to the Borrowers, a Lender may assign a portion of its rights and obligations under this Agreement to any one or more commercial lenders (the expenses of such Lender in connection with any such assignment shall be for its own account), provided, however, in the event of any such assignment, such assignment is to be made pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit E hereto. The Borrowers will take all reasonable actions requested by the Lenders to effect such assignment, including, without limitation, the execution of a written consent to such Assignment and Assumption Agreement.

  15  ILLEGALITY, INCREASED COST, NON-AVAILABILITY, ETC.

  15.1. Illegality. In the event that by reason of any change in any applicable law, regulation or regulatory requirement or in the interpretation thereof any of the Lenders reasonably concludes that it has become unlawful for such Lender to maintain or give effect to its obligations as contemplated by this Agreement, such Lender shall inform the Agent and the Borrowers to that effect, whereafter the liability of such Lender to make its Commitment available shall forthwith cease and the Borrowers shall be required to prepay the then outstanding portion of such Lender's Commitment, together with accrued interest, immediately in accordance with and subject to the provisions of Clause 15.4. In any such event, but without prejudice to the aforesaid obligations of the Borrowers to prepay such amount, the Borrowers and such Lender shall negotiate in good faith with a view to agreeing on terms for making its Commitment available from another jurisdiction or otherwise restructuring the Credit Facility on a basis which is not unlawful with respect to such Lender and the Agent shall use reasonable efforts to replace such Lender with a lender for which the making and performance of the Agreement would not be illegal.

  15.2 Increased Cost. If any change in applicable law, regulation or regulatory requirement or in the interpretation or application thereof by any governmental or other authority, shall:

      (i) change the basis of taxation (excluding any change in the rate of any Tax) to any of the Lenders of payments of principal or interest or any other payment due or to become due pursuant to this Agreement (other than a change in taxation of the net income of such Lender), or

      (ii) impose, modify or deem applicable any reserve requirements or require the making of any special deposits against or in respect of any assets or liabilities of, deposits with or for the account of, or loans by, any of the Lenders or the issuance of the Standby Letters of Credit by the Letter of Credit Issuer, or

      (iii) impose on any of the Lenders or the Letter of Credit Issuer any other condition affecting the Credit Facility or any part thereof, and the result of the foregoing is either to increase the cost to such Lender or the Letter of Credit Issuer of making available or maintaining the Credit Facility or any part thereof or to reduce the amount of any payment received by such Lenders, then and in any such case if such increase or reduction in the opinion of the Agent materially affects the interests of any of the Lenders or the Letter of Credit Issuer under or in connection with this Agreement, then:

            (a) the Agent shall notify the Borrowers of the happening of such event,

            (b) the Borrowers agree forthwith upon demand to pay to the Agent or the Lenders such amount as the Agent certifies to be necessary to compensate the Agent or the Lenders for such additional cost or such reduction, and

            (c) any such demand as is referred to in sub-clause (b) of this Clause 15.2 may be made by the Agent at any time before or after any repayment of the Advances under the Revolving Credit Facility and payment of the Unpaid Drawings under the Standby Letter of Credit Facility.

  15.3     Determination of Losses.   A certificate or  determination notice
  of the Agent, as to any of the matters referred to in this Clause 15 shall, absent manifest error, be conclusive and binding on the Borrowers.

  15.4 Compensation for Losses. The Borrowers, jointly and severally, shall compensate each Lender, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Advance which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Agent) an Advance does not occur on a date specified therefor in a Drawdown Notice; (ii) if any prepayment or repayment of any Advance occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any Advance is not made on any date specified in a notice of prepayment given by the Borrowers; or (iv) as a consequence of any other default by the Borrowers to repay its Advance when required by the terms of this Agreement.

  16  CURRENCY INDEMNITY

  16.1 Currency Conversion. If for the purpose of obtaining or enforcing a judgment in any court in any country it becomes necessary to convert into any other currency (the "judgment currency") an amount due in Dollars under this Agreement, the Note or any of the Security Documents then the conversion shall be made, in the discretion of the Lenders, at the rate of exchange prevailing either on the date of default or on the day before the day on which the judgment is given or the order for enforcement is made, as the case may be (the "conversion date"), provided that the Lenders shall not be entitled to recover under this clause any amount in the judgment currency which exceeds at the conversion date the amount in Dollars due under this Agreement, the Note and/or any of the Security Documents.

  16.2 Change in Exchange Rate. If there is a change in the rate of exchange prevailing between the conversion date and the date of actual payment of the amount due, the Borrowers shall, jointly and severally, pay such additional amounts (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of payment will produce the amount when due under this Agreement, the Note and/or any of the Security Documents in Dollars; any excess over the amount due received or collected by the Lenders shall be remitted to the Borrowers.

  16.3 Additional Debt Due. Any amount due from the Borrowers under Clause 16.2 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Agreement, the Note and/or any of the Security Documents.

  16.4. Rate of Exchange. The term "rate of exchange" in this Clause 16 means the rate at which the Lenders in accordance with their normal practices are able on the relevant date to purchase Dollars with the judgment currency and includes any premium and costs of exchange payable in connection with such purchase.

  17  FEES AND EXPENSES

  17.1 Fees. (a) The Borrowers agree, jointly and severally, to pay to the Agent a commitment commission ("Commitment Fee") pro rata for the account of each Lender for the period from and including the Closing Date to, but not including, the date the Revolving Credit Facility has been terminated, which Commitment Fee shall be equal to 0.75% per annum, computed at such rate for each day, on the daily unutilized portion of the Commitments of the Lenders. Such Commitment Fee shall be due and payable in arrears on the last Banking Day of each March, June, September and December and on the date upon which the Revolving Credit Facility is terminated.

     (b) The Borrowers agree, jointly and severally, to pay to the Agent for the account of each Lender pro rata on the basis of their respective Standby Letter of Credit Facility Commitment, a fee in respect of each Standby Letter of Credit (the "Letter of Credit Fee") computed at the rate of 1% per annum of the aggregate outstanding amount of the Standby Letters of Credit computed on a daily basis. Accrued Letter of Credit Fees shall be due and payable in arrears on the last Banking Day of each March, June, September and December and on the date upon which the Standby Letter of Credit Facility is terminated.

     (c) The Borrowers agree, jointly and severally, to pay to the Agent for the account of the Letter of Credit Issuer a fee in respect of each Standby Letter of Credit issued by it (the "Facing Fee") computed at the rate of .25 of 1% per annum on the daily outstanding amount of such Standby Letter of Credit, provided that in no event shall the annual Facing Fee to
  the Letter of Credit Issuer be less than $500.   Accrued Facing Fees shall
  be due and payable in arrears on the last Banking Day of each March, June, September and December and on the date upon which the Standby Letter of Credit Facility is terminated.

     (d) The Borrowers shall pay to the Agent for its own account such fees as agreed in separate letters from the Borrowers to the Agent dated the date hereof.

     (e) All computations of fees shall be made on the basis of actual days elapsed over a year of 360 days.

  17.2 Expenses. The Borrowers agree whether or not the transactions hereby contemplated are consummated, on demand to pay, or reimburse the Agent and the Lenders for their payment of, the reasonable expenses of the Agent and the Lenders incident to said transactions (and in connection with any supplements, amendments, waivers or consents relating thereto or incurred in connection with the enforcement or defense of any of the rights or remedies of the Agent and the Lenders with respect thereto or in the preservation of the priorities of the Agent and the Lenders under the documentation executed and delivered in connection therewith) including, without limitation, all reasonable costs and expenses of preparation, negotiation, execution and administration of this Agreement and the documents referred to herein, the reasonable fees and disbursements of the counsel for the Agent and the Lenders in connection therewith, including Watson, Farley & Williams, as well as the reasonable fees and expenses of any independent appraisers, surveyors, engineers and other consultants retained by the Agent and the Lenders in connection with this transaction, all reasonable costs and expenses, if any, in connection with the enforcement of this Agreement, the Note and the Security Documents and stamp and other similar taxes, if any, incident to the execution and delivery of the documents (including, without limitation, the Note) herein contemplated and to hold the Lenders free and harmless in connection with any liability arising from the nonpayment of any such stamp or other similar taxes. Such taxes and, if any, interest and penalties related thereto as may become payable after the date hereof shall be paid immediately by the Borrowers to the Agent or the Lenders, as the case may be, when liability therefor is no longer contested by such party or parties or reimbursed immediately by the Borrowers to such party or parties after payment thereof (if the Agent or the Lenders, at their sole discretion, chooses to make such payment).

  18  APPLICABLE LAW, JURISDICTION AND WAIVER

  18.1     Applicable  Law.    This  Agreement  shall be  governed  by,  and
  construed in accordance with, the laws of the State of New York.

  18.2 Jurisdiction. Each of the Borrowers hereby irrevocably submits to the jurisdiction of the courts of the State of New York and of the United States District Court for the Southern District of New York in any action or proceeding brought against it by the Lenders under this Agreement or under any document delivered hereunder and hereby irrevocably agrees that service of summons or other legal process on it may be served by registered mail addressed thereto, c/o Prentice Hall Corporation, 500 Central Avenue, Albany, New York 12206-2290. The service, as herein provided, of such summons or other legal process in any such action or proceeding shall be deemed personal service and accepted by the Borrowers as such, and shall be legal and binding upon the Borrowers for all the purposes of any such action or proceeding. Final judgment (a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness of the Borrowers to the Lenders) against the Borrowers in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment. The Borrowers will advise the Lenders promptly of any change of address for the purpose of service of process. Notwithstanding anything herein to the contrary, the Lenders may bring any legal action or proceeding in any other appropriate jurisdiction.

  18.3 WAIVER OF JURY TRIAL. IT IS MUTUALLY AGREED BY AND AMONG THE BORROWERS, THE GUARANTOR, THE AGENT AND THE LENDERS THAT EACH OF THEM HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE NOTE, OR THE SECURITY DOCUMENTS.

  19  THE AGENT

  19.1 Appointment of Agent. Each of the Lenders hereby irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Note, the Standby Letters of Credit and the Security Documents as are delegated to the Agent by the terms hereof and thereof. Neither the Agent nor any of its directors, officers, employees or agents shall be liable for any action taken or omitted to be taken by it or them under this Agreement, the Notes, the Standby Letters of Credit, or the Security Documents or in connection therewith, except for its or their own gross negligence or wilful misconduct.

  19.2 Distribution of Payments. Whenever any payment is received by the Agent from the Borrowers for the account of the Lenders, or any of them, whether of principal or interest on the Notes, commissions, fees or otherwise, it will thereafter cause to be distributed on the same day if received before 11 a.m. New York time, or on the next day if received thereafter, like funds relating to such payment ratably to the Lenders according to their respective Commitments, in each case to be applied according to the terms of this Agreement.

  19.3 Holder of Interest in Note. The Agent may treat each Lender as the holder of all of the interest of such Lender in the Note, as the case may be, until written notice of transfer, in form and substance satisfactory to the Agent, signed by such Lender shall have been filed with the Agent.

  19.4 No Duty to Examine, Etc. The Agent shall not be under a duty to examine or pass upon the validity, effectiveness or genuineness of any of the Security Documents or any instrument, document or communication furnished pursuant to this Agreement or in connection therewith or in connection with any Security Document, and the Agent shall be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.

  19.5 Agent as Lender. With respect to that portion of the Credit Facility made available by it, the Agent shall have the same rights and powers hereunder as any other Lenders and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall include the Agent in its capacity as a Lender. The Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with, the Borrowers and the Guarantor as if it were not the Agent.

  19.6      (a)   Obligations of Agent.   The obligations of the  Agent under
            this  Agreement,  under   the  Notes,  and  under   the  Security
            Documents are only those expressly set forth herein and therein.

      (b) No Duty to Investigate. The Agent shall not at any time be under any duty to investigate whether an Event of Default, or an event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, has occurred or to investigate the performance of this Agreement or any of the Security Documents by the Borrowers or the Guarantor.

  19.7 Discretion of Agent. (a) The Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement, the Note, and the Security Documents, unless the Agent shall have been instructed by the Majority Lenders to exercise such rights or to take or refrain from taking such action; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law.

     (b) Instructions of Majority Lenders. The Agent shall in all cases be fully protected in acting or refraining from acting under this Agreement, under the Note, under the Guarantee or under any Security Document in accordance with the instructions of the Majority Lenders, and any action taken or failure to act pursuant to such instructions shall be binding on all of the Lenders.

  19.8 Assumption Regarding Event of Default. Except as otherwise provided in Clause 19.14 hereof, the Agent shall be entitled to assume that no Event of Default, or event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, has occurred and is continuing, unless the Agent has been notified by the Borrowers or the Guarantor of such fact, or has been notified by a Lender that such Lender considers that an Event of Default or such an event (specifying in detail the nature thereof) has occurred and is continuing. In the event that the Agent shall have been notified by the Borrowers or any Lender in the manner set forth in the preceding sentence of any Event of Default or of an event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, the Agent shall notify the Lenders and (to the extent they have not yet received notice) the Borrowers, and shall take action and assert such rights under this Agreement, under the Notes and under Security Documents as the Majority Lenders shall request in writing.

  19.9 No Liability of Agent or Lenders. Neither the Agent nor any of the Lenders shall be under any liability or responsibility whatsoever:

      (A) To the Borrowers or the Guarantor or any other person or entity as a consequence of any failure or delay in performance by, or any breach by, any other Lenders or any other person of any of its or their obligations under this Agreement or under any Security Document;

      (B) To any Lender or Lenders, as a consequence of any failure or delay in performance by, or any breach by, the Borrowers or the Guarantor of any of their respective obligations under this Agreement, under the Notes, or under the Security Documents; or

      (C) To any Lender or Lenders, for any statements, representations or warranties contained in this Agreement, in any Security Document or any document or instrument delivered in connection with the transaction hereby contemplated, or for the validity, effectiveness, enforceability or sufficiency of this Agreement, the Note, or any Security Document or any document or instrument delivered in connection with the transactions hereby contemplated.

  19.10 Indemnification of Agent. The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Borrowers or the Guarantor), pro rata according to the respective amounts of their Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including legal fees and expenses incurred in investigating claims and defending itself against such liabilities) which may be imposed on, incurred by or asserted against, the Agent in any way relating to or arising out of this Agreement, the Note, or any Security Document, any action taken or omitted by the Agent thereunder or the preparation, administration, amendment or enforcement of, or waiver of any provision of, this Agreement, the Note, or any Security Document, except that no Lenders shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or wilful misconduct.

  19.11 Consultation with Counsel. The Agent may consult with legal counsel selected by it and shall not be liable for any action taken, permitted or omitted by it in good faith in accordance with the advice or opinion of such counsel.

  19.12 Resignation. The Agent may resign at any time by giving 60 days' written notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Lenders and shall have accepted such appointment within 60 days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank or trust company of recognized standing. The appointment of any successor Agent shall be subject to the prior written consent of the Borrowers, such consent not be unreasonably withheld. After any retiring Agent's resignation as Agent hereunder, the provisions of this Clause 19 shall continue in effect for its benefit with respect to any actions taken or omitted by it while acting as Agent.

  19.13 Representations of Lenders. Each Lender represents and warrants to each other Lender and the Agent that:

      (i) In making its decision to enter into this Agreement and to make its portion of the Credit Facility available hereunder, it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of the Borrowers and the Guarantor, that it has made an independent credit judgment and that it has not relied upon any statement, representation or warranty by any other Lender or the Agent; and

      (ii) So long as any portion of its Commitment remains outstanding, it will continue to make its own independent evaluation of the financial condition and affairs of the Borrowers and the Guarantor.

  19.14 Notification of Event of Default. The Agent hereby undertakes to promptly notify the Lenders, and the Lenders hereby promptly undertake to notify the Agent and the other Lenders, of the existence of any Event of Default which shall have occurred and be continuing of which the Agent or any Lender has actual knowledge.

  20  NOTICES AND DEMANDS

  20.1 Notices. All notices, requests, demands and other communications to any party hereunder shall be in writing (including prepaid overnight courier, facsimile transmission or similar writing) and shall be given to the Borrowers at the address or telecopy number set forth below and to the Lenders and the Agent at their address and telecopy number set forth in Schedule 1 or at such other address or telecopy number as such party may hereafter specify for the purpose by notice to each other party hereto. Each such notice, request or other communication shall be effective (1) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Clause and telephonic confirmation of receipt thereof is obtained or (ii) if given by mail, prepaid overnight courier or any other means, when received at the address specified in this Clause or when delivery at such address is refused.

            If to the Borrowers or the Guarantor:
            901 Threadneedle, Suite 200
            Houston, Texas 77079
            Attn:  Chief Financial Officer
            Telecopier:  713 496 0285

  21  MISCELLANEOUS

  21.1 Time of Essence. Time is of the essence of this Agreement but no failure or delay on the part of the Lenders to exercise any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by the Lenders of any power or right hereunder preclude any other or further exercise thereof or the exercise of any other power or right. The remedies provided herein are cumulative and are not exclusive of any remedies provided by law.

  21.2 Unenforceable, etc., Provisions - Effect. In case any one or more of the provisions contained in this Agreement, in the Note or in any of the Security Documents would, if given effect, be invalid, illegal or unenforceable in any respect under any law applicable in any relevant jurisdiction, said provision shall not be enforceable against the Borrowers, but the validity, legality and enforceability of the remaining provisions herein or therein contained shall not in any way be affected or impaired thereby.

  21.3 References. References herein to Clauses and Schedules are to be construed as references to clauses of, and schedules to, this Agreement.

  21.4 Further Assurances. Each of the Borrowers agrees that if this Agreement, the Note or any of the Security Documents shall, in the reasonable opinion of the Lenders, at any time be deemed by the Lenders for any reason insufficient in whole or in part to carry out the purposes hereof or thereof, it will execute or cause to be executed such other and further assurances and documents as in the reasonable opinion of the Lenders may be required in order more effectively to accomplish the purposes of this Agreement, the Note or any of the Security Documents.

  21.5 Prior Agreements, Merger. Any and all prior understandings and agreements heretofore entered into between the Borrowers and the Guarantor on the one part, and the Agent or the Lenders, on the other part, whether written or oral, are superseded by and merged into this Agreement and the other agreements to be executed and delivered in connection herewith to which the Borrowers, the Guarantor and/or Agent and/or the Lenders are parties, which alone fully and completely express the agreements between the Borrowers, the Guarantor, the Agent and the Lenders.

  21.7     Limitation  of  Liability.    Notwithstanding   anything  to  the
  contrary contained in this Agreement or any of the other Security Documents, in the event that any court or other judicial body of competent jurisdiction determines that legal principles of fraudulent conveyances, fraudulent transfers or similar concepts are applicable in evaluating the enforceability against any particular Borrower or its asset of this Agreement or any Security Document granted by such Borrower as security for its obligations hereunder and that under such principles, this Agreement or such Security Documents would not be enforceable against such Borrower or its asset unless the following provisions of this Clause 21.7 had effect, then, the maximum liability of each Borrower hereunder (the "Maximum Liability Amount") shall be limited so that in no event shall such amount exceed the lesser of (i) the Indebtedness and (ii) an amount equal to the aggregate, without double counting, of (a) ninety-five percent (95%) of such Borrower's Adjusted Net Worth (as hereinafter defined) on the date hereof, or on the date enforcement of this Agreement is sought (the "Determination Date"), whichever is greater, (b) the aggregate fair value of the Borrower's Subrogation and Contribution Rights (as hereinafter defined) and (c) the amount of any Valuable Transfer (as hereinafter defined) to such Borrower, provided that such Borrower's liability under this Agreement shall be further limited to the extent, if any, required so that the obligations of such Borrower under this Agreement shall not be subject to being set aside or annulled under any applicable law relating to fraudulent transfers or fraudulent conveyances. In determining the limitations, if any, on the amount of any of such Borrower's obligations hereunder pursuant to the preceding sentence, any rights of subrogation or contribution (collectively the "Subrogation and Contribution Rights") which such Borrower may have on the Determination Date with respect to any other guarantor of the Indebtedness under applicable law shall be taken into account. As used in this Clause 21.7 only, "Indebtedness" of the Borrower shall mean, all of the Borrower's present or future indebtedness whether for principal, interest, fees, expenses or otherwise, to the Lenders under this Agreement and the Security Documents. As used in this Clause 21.7 only, "Adjusted Net Worth" of the respective Borrower shall mean, as of any date of determination thereof, an amount equal to the lesser of (a) an amount equal to the excess of (i) the amount of the present fair saleable value of the assets of such Borrower over (ii) the amount that will be required to pay such Borrower's probable liability on its then existing debts, including contingent liabilities, as they become absolute and matured, and
  (b) an amount equal to (i) the excess of the sum of such Borrower's property at a fair valuation over (ii) the amount of all liabilities of such Borrower, contingent or otherwise, as such terms are construed in accordance with applicable laws governing determinations of the insolvency of debtors. In determining the Adjusted Net Worth of such Borrower for purposes of calculating the Maximum Liability Amount for such Borrower, the liabilities of such Borrower to be used in such determination pursuant to each clause (ii) of the preceding sentence shall in any event exclude
  (a) the liability of such Borrower under this Agreement and the Security Documents to which it is a party, (b) the liabilities of the Borrower subordinated in right of payment to this Agreement and (c) any liabilities of such Borrower for Subrogation and Contribution Rights to any of the other guarantors. As used in this Clause 21.7 only "Valuable Transfer" shall mean, in respect of such Borrower, (a) all loans, advances or capital options made to such Borrower with proceeds of the Credit Facility, (b) all debt securities or other obligations of such Borrower acquired from such Borrower or retired by such Borrower with proceeds of the Credit Facility, (c) the fair market value of all property acquired with proceeds of the Credit Facility and transferred, absolutely and not as collateral, to such Borrower, (d) all equity securities of such Borrower acquired from such Borrower with proceeds of the Credit Facility, and (e) the value of any other economic benefits in accordance with applicable laws governing determinations of the insolvency of debtors, in each such case accruing to such Borrower as a result of the Credit Facility and this Agreement.

  21.8 Entire Agreement; Amendments. This Agreement constitutes the entire agreement of the parties hereto including all parties added hereto pursuant to an Assignment and Assumption Agreement and cannot be amended other than by written agreement signed by the Borrowers, the Guarantor and the Majority Lenders except that the prior written consent of all of the Lenders and the Letter of Credit Issuer shall be required in respect of
  (a) any waiver or amendment of the Commitments, (b) any waiver or amendment of the Maturity Date, (c) any waiver of an event of default under Clause 11.1 (a) and Clause 11.1 (b) of this Agreement, (d) any amendment of the Margin, the Letter of Credit Fee or the Commitment Fee, or (e) the release of any security interest in favor of the Indenture Trustee, the Lenders or the Agent.

  21.9 Headings. In this Agreement, Clause headings are inserted for convenience of reference only and shall not be taken into account in the interpretation of this Agreement.

     IN WITNESS whereof the parties hereto have caused this Agreement to he duly executed by their duly authorized representatives as of the day and year first above written.

  READING & BATES DRILLING CO.



  By _________________________
     Name:
     Title:


  READING & BATES EXPLORATION CO.


  By __________________________
     Name:
     Title:


  READING & BATES CORPORATION


  By ___________________________
     Name:
     Title:


  CHRISTIANIA BANK OG KREDITKASSE,
    acting through its New York branch,
        as Lender


  By ______________________________
     Name:
     Title:

  By _____________________________
     Name:
     Title:


  CHRISTIANIA BANK OG KREDITKASSE,
    acting through its New York branch, as Agent



  By ____________________________
     Name:
     Title:


  By ____________________________
     Name:
     Title:



                                   SCHEDULE 1


  Lenders                           Revolving Credit Facility Commitment

  Christiania Bank og Kreditkasse,
  acting through its                                  $45,000,000.00
  New York branch
  11 West 42nd Street, 7th Floor
  New York, NY  10036
  Telefax no.: 212 827 4888


  Lenders                         Standby Letter of Credit Facility Commitment

  Christiania Bank og Kreditkasse,
  acting through its                            $10,000,000.00
  New York branch
  11 West 42nd Street, 7th Floor
  New York, NY  10036
  Telefax no.: 212 827 4888

-----------------------------------------------------------------------------
                                                                    EXHIBIT A

                            SECURED PROMISSORY NOTE

                                                           New York, New York
  U.S.$45,000,000.00                                     November      , 1995

        FOR VALUE RECEIVED, the undersigned, READING & BATES DRILLING CO. and READING & BATES EXPLORATION CO., each an Oklahoma corporation (hereinafter collectively called the "Borrowers", hereby jointly and severally promise to pay to the order of CHRISTIANIA BANK OG KREDITKASSE, acting through its New York branch, as agent (the "Agent") for the Lenders, the principal sum of Forty-Five Million United States Dollars (U.S. $45,000,000.00), or, if less, the aggregate unpaid principal amount of the Advances (as defined in the Credit Agreement hereinafter defined) from time to time outstanding made by the Lenders to the Borrowers pursuant to the Credit Facility. The Borrowers shall repay the Advances as provided in Clause 7.2 of the Credit Agreement. This Note may be prepaid on such terms as provided in the Credit Agreement.

  Words and expressions used herein and defined in the Credit Agreement shall have the same meanings herein as therein defined.

  The Advances shall bear interest at the rate per annum which is equal to, in respect to each applicable Interest Period, (a) LIBOR plus (b) the Margin, as provided in Clause 8.1 of the Credit Agreement (the "Applicable Rate"). Any payments made pursuant to a Commitment Reduction or any other payments in respect of the Revolving Credit Facility not paid when due, whether by acceleration or otherwise, shall bear interest hereafter at a rate per annum equal to two percent (2%) over the Applicable Rate from time to time. All interest shall accrue and be calculated on the actual number of days elapsed on the basis of a 360 day year.

  All payments of principal and interest hereunder are payable in lawful money of the United States of America to Christiania Bank og Kreditkasse, as Agent, by wire transfer to The Bank of New York, New York, New York (A.B.A. No. 021000018) for credit to the account of Christiania Bank, New York, New York (Account No. 8026120277).

  The Agent may endorse the amount and the date of the making of each Advance and any payment or prepayment thereof on the grid annexed hereto and made a part hereof, which endorsement shall constitute prima facie evidence of the accuracy of the information so endorsed; provided, however, that any failure to endorse such information on such grid shall not in any manner affect the obligation of any of the Borrowers to make payment of principal and interest in accordance with the terms of this Note.

  If this Note or any payment required hereunder becomes due and payable on the day which is not a Banking Day the due date thereof shall be extended until the next following Banking Day unless such next following Banking Day falls in the following calendar month, in which case this Note or any payment required hereunder shall be due on the immediately preceding Banking Day. Any interest shall be payable during any such extension at the rate applicable immediately prior thereto.

  This Promissory Note is the Note referred to in, is entitled to the security and benefits of, and is subject to the terms of, the Credit Facility Agreement dated as of November 16, 1995 (the "Credit Agreement") and made by and among (i) the Borrowers, as borrowers, (ii) Reading & Bates Corporation, as guarantor, (iii) the Lenders (as such term is defined in the Credit Agreement) and (iv) the Agent, acting through its New York branch, as agent for the Lenders pursuant to which, inter alia, the Lenders have agreed to make a reducing revolving credit facility available to the Borrowers upon the terms and condition therein described in the maximum principal amount of Forty-Five Million United States Dollars ($45,000,000). Upon the occurrence of any Event of Default under the Credit Agreement, the principal hereof and accrued interest hereon may be declared to be and shall thereupon become, forthwith, due and payable.

  Presentment, demand, protest and notice of dishonor of this Note or any other notice of any kind are hereby expressly waived.

  EACH OF THE UNDERSIGNED HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO OR BENEFICIARY HEREOF ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS NOTE.

  This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

  IN WITNESS WHEREOF, the Borrowers have executed and delivered this Promissory Note on the date and year first above written.

  READING & BATES DRILLING CO.                READING & BATES EXPLORATION CO.


  By:                                         By:
     Name:                                       Name:
     Title:                                      Title:

-----------------------------------------------------------------------------
           ADVANCES AND [PAYMENTS OF PRINCIPAL] [REDUCTION PAYMENTS]


  Date     Amount of    Amount of Principal     Outstanding    Notation Made
           Advance                              Balance        By

-----------------------------------------------------------------------------
                                                                    EXHIBIT B

  Christiania Bank og Kreditkasse, as Agent                            [Date]
  11 West 42nd Street
  7th Floor
  New York, NY  10036

  Attention:  Loan Administration

                                Drawdown Notice

  Pursuant to Clause 3.2 of the Credit Facility Agreement dated as of November 16, 1995 (the "Credit Agreement") made among (1) the undersigned, as Borrowers, (2) Reading & Bates Corporation, as Guarantor, (3) the Lenders and (4) yourselves, as Agent, the undersigned hereby give you notice of drawdown of an Advance. All terms used herein, unless otherwise defined herein, shall have the meanings given thereto in the Credit Agreement.

        Amount:

        Drawdown Date:

        Disbursement instructions:

        Initial Interest Period:

  The undersigned hereby represent and warrant that (a) the representations and warranties stated in Clause 2 of the Credit Agreement (updated mutatis mutandis) are true and correct on the date hereof and will be true and correct on the Drawdown Date specified above as if made on such date, and
  (b) that no Event of Default nor any event which with the giving of notice or lapse of time or both would constitute an Event of Default has occurred and is continuing.

  This Drawdown Notice is effective upon receipt by you and shall be irrevocable.

                                      READING & BATES DRILLING CO.


                                      By:

                                      Name:
                                      Title:

                                      READING & BATES EXPLORATION CO.


                                      By:

                                      Name:
                                      Title:

-----------------------------------------------------------------------------

                                                                    EXHIBIT C

  Christiania Bank og Kreditkasse
  11 West 42nd Street
  7th Floor
  New York, NY  10036
  Attention:  Loan Administration

                            Letter of Credit Request

  Pursuant to Clause 4.2 of the Credit Facility Agreement dated as of November 16, 1995 (the "Credit Agreement") made among (1) the undersigned, as Borrowers, (2) Reading & Bates Corporation, as guarantor, (3) the Lenders and (4) yourselves, as agent for the Lenders, the undersigned hereby request the issuance of a Standby Letter of Credit. All terms used herein, unless otherwise defined herein, shall have the meanings given thereto in the Credit Agreement.

        Amount:

        Issue Date:

        Maturity Date:

        Beneficiary:

        Drawing Instructions:

  The undersigned hereby represent and warrant that (a) the representations and warranties stated in Clause 2 of the Credit Agreement (updated mutatis mutandis) are true and correct on the date hereof and will be true and correct on the Issue Date specified above as if made on such date, and (b) that no Event of Default nor any event which with the giving of notice or lapse of time or both would constitute an Event of Default has occurred and is continuing.

  This Notice is effective upon receipt by you and shall be irrevocable.

                                      READING & BATES DRILLING CO.


                                      By:

                                      Name:
                                      Title:

                                      READING & BATES EXPLORATION CO.


                                      By:

                                      Name:
                                      Title:

-----------------------------------------------------------------------------
                                                                    EXHIBIT D

                             Compliance Certificate

  I, [                  ],  the Chief Financial  Officer of READING &  BATES
  CORPORATION (the "Corporation") having reviewed the provisions of (i) the Credit Facility Agreement dated as of November 16, 1995 (the "Credit Agreement"), made among (1) Reading & Bates Drilling Co. and Reading & Bates Exploration Co., as borrowers (collectively, the "Borrowers"), (2) Reading & Bates Corporation, as guarantor, (3) the Lenders (as such term is defined in the Credit Agreement), as lenders and (4) Christiania Bank og Kreditkasse, acting through its New York branch, as agent, pursuant to which the Lenders agreed to make available to the Borrowers a credit facility in the maximum principal amount of Fifty Five Million United States Dollars ($55,000,000) (the "Facility"), (ii) the promissory note (the "Note") executed in connection therewith and (iii) each of the Security Documents, as defined in the Credit Agreement, (the Credit Agreement, the Note and the Security Documents hereinafter referred to as the "Financing Documents"), hereby certify:

  (1) The Corporation and the Borrowers (as defined in the Credit Agreement) are performing and observing all of their obligations under and in connection with the Financing Documents to which they are a party;

  (2) To my knowledge, [no event has occurred and no condition exists which constitutes or with the giving of notice or lapse of time, or both, would constitute an Event of default under the Credit Agreement]/[an event has occurred and a condition exists which constitutes or with the giving of notice or lapse of time, or both, would constitute an Event of Default under the Credit Agreement [specify the nature and period of existence of such event or condition, what action the Borrower is taking or proposes to take with respect thereto]].

  Dated:

                                      By
                                         Name:
                                         Title: Chief Financial Officer

-----------------------------------------------------------------------------
                                                                    EXHIBIT E

                      ===================================

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

                                    between

                               [NAME OF ASSIGNOR]


                                      and

                               [NAME OF ASSIGNEE]

                       =====================================

                                 _____________ , 199_


-----------------------------------------------------------------------------

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

  ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement"), dated as of
        , 199 among [NAME OF ASSIGNOR], a [bank]/[corporation] organized under the laws of [JURISDICTION OF ASSIGNOR] (the "Assignor"), and [NAME OF ASSIGNEE], a [bank]/[corporation] organized under the laws of [JURISDICTION OF ASSIGNEE], supplemental to:

        (i) that certain credit facility agreement, dated as of November 16, 1995 (the "Credit Agreement"), made among (a) Reading & Bates Drilling Co. and Reading & Bates Exploration Co., as borrowers (collectively, the "Borrowers"), (b) Reading & Bates Corporation, as guarantor, (c) the Lenders (as such term is defined in the Credit Agreement), including the Assignor, as lenders and (d) Christiania Bank og Kreditkasse, acting through its New York Branch, as agent (the "Agent"), pursuant to which the Lenders agreed, severally and not jointly, to make available to the Borrowers a reducing revolving credit facility in the maximum principal amount of Forty-Five Million United States Dollars ($45,000,000)
  outstanding at any time (the "Revolving Credit Facility") and a Standby Letter of Credit Facility in the principal amount of Ten Million United States Dollars ($10,000,000) (the "Standby Letter of Credit Facility");

        (ii)  the promissory note from the Borrowers dated
              , 1995 (the "Note") evidencing the Revolving Credit Facility;

        (iii) the Guarantee dated              , 1995 (the "Guarantee") made
              by Reading & Bates Corporation in favor of the Agent;

        (iv) the other Security Documents (as such term is defined in the Credit Agreement).

  Except as otherwise defined herein, terms defined in the Credit Agreement shall have the same meaning when used herein.

  In  consideration  of  the  premises  and  of  other  good  and   valuable
  consideration,   the  receipt   and  sufficiency   of  which   are  hereby
  acknowledged, the parties hereto hereby agree as follows:

        1.    The  Assignor holds    % of the  Commitments under  the Credit
              Agreement.   The Assignor hereby  sells, transfers and assigns
                % of its right,  title  and interest  in, to  and under  the
              Credit   Agreement,  under   the  Note   (including,   without
              limitation, its interest  in the indebtedness evidenced by the
              Note),  under  the  Guarantee  and  under  the other  Security
              Documents to the Assignee. Simultaneously herewith, the Assignee shall pay to the Assignor an amount equal to the product derived by multiplying (a) US$ being the sum of the present outstanding principal balance of all Advances and all Unpaid Drawings by (b) the Assignor's percentage of interest in the Credit Facility transferred pursuant hereto.


        2. The Assignee hereby assumes all of the obligations of the Assignor being transferred pursuant hereto in respect of (i) the Revolving Credit Facility (including, but not limited to, the obligation to advance its respective percentage of any Advance as and when required), and (ii) the Standby Letter of Credit Facility (including, but not limited to, the obligation to pay to the Letter of Credit Issuer its respective percentage of any Unpaid Drawings) and the Assignee shall hereinafter be deemed a "Lender" for all purposes of the Transaction Documents, the Assignee's Commitment thereunder
              being    % of the Credit Facility.

        3.    (a)   The  Assignor makes  no  representation or  warranty and
                    assumes no responsibility with respect to:

                    (i) the due execution, legality, validity, sufficiency or enforceability of the Credit Agreement or any of the Security Documents; or

                    (ii) the financial condition of any of the parties to the Credit Agreement or any of the Security Documents; or

                    (iii) any failure or  delay in performance of, or breach
                          by any party to the Credit Agreement or any of the Security Documents of, its obligations under the Credit Agreement or any of the Security Documents; or

              in particular, but without limitation, if any such party shall fail to perform any of its obligations under the Credit Agreement or any of the Security Documents, the Assignee shall have no recourse to the Assignor in respect of such failure.

              (b) Notwithstanding Clause 3(a) above the Assignor represents and warrants that the assignment contained in Clauses 1 and 2 above is made free of any rights of set-off or counterclaim capable of being asserted by any party to the Credit Agreement or any of the Security Documents.

              (c) The Assignor shall have no responsibility or liability in respect of any failure or delay by the Assignee to perform its obligations under the Credit Agreement.

              (d)   The Assignee confirms that:

                    (i) it has received a copy of the executed Credit Agreement and Security Documents and accepts all the terms of the Credit Agreement and each of the Security Documents;

                    (ii) it has itself been, and will continue to be, solely responsible for making its own independent appraisal of, and investigations into, the financial condition and affairs of the parties to the Credit Agreement and the Security Documents in connection with the entry by the Assignee into this Assignment;

                    (iii) it has  not relied on  any information provided to
                          it  by  the   Assignor  in  connection  with  this
                          Assignment; and

                    (iv) it will continue to make its own independent appraisal of and investigations into the financial condition and affairs of the parties to the Credit Agreement and the Security Documents and will not rely on any information provided to it by the Assignor.

        4. Nothing in this Assignment shall constitute or be construed as a novation of the obligations owed by the Borrowers to the Assignor under the Credit Agreement of any of the Security Documents to which any of the Borrowers is a party.

        5. All references in the Note, in the Guarantee and in each of the other Security Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as assigned and assumed pursuant to the terms hereof.

        6. The assignee irrevocably designates and appoints the Agent as its agent and irrevocably authorizes the Agent to take such action on its behalf and to exercise such powers on its behalf under the Credit Agreement, under the Note, under the Guarantee and under the other Security Documents, each as supplemented hereby, as are delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto all as provided in Clause 19 of the Credit Agreement.

        7. Every notice or demand under this Agreement shall be in writing and may be given by telefax and shall be sent as follows:

              If to the Assignor:

                    [NAME OF ASSIGNOR]
                    [ADDRESS]
                    Telefax No.:
                    Attention:

              If to the Assignee:

                    [NAME OF ASSIGNEE]
                    [ADDRESS]
                    Telefax No.:
                    Attention:

  Every notice or demand hereunder shall be deemed to have been received at the time of receipt thereof.

        8. Each party will bear its own costs and expenses in connection with this Assignment.

        9.    This  Agreement  shall   be  governed  by,  and  construed  in
              accordance with, the laws of the State of New York.

        10. This Agreement may be executed in several counterparts with the same effect as, if the parties executing such counterparts shall have all executed one agreement as of the date hereof, each of which counterparts when executed and delivered shall be deemed to be an original and all of such counterparts together shall constitute this Agreement.

------------------------------------------------------------------------------

        IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the day and year first above written.

                                            [NAME OF ASSIGNOR]


                                            By
                                               Name:
                                               Title:


                                            [NAME OF ASSIGNEE]


                                            By
                                               Name:
                                               Title:


  Consented and Agreed this
  _____ day of_______________, 199__:

       [BORROWERS]

       [GUARANTOR]